Exhibit 3.1
FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRIDENT RESOURCES CORP.
The undersigned, Randy Neely, hereby certifies that:
1. He is the duly elected and acting Chief Financial Officer of Trident Resources Corp., a Delaware corporation.
2. The Certificate of Incorporation of this corporation was originally filed with the Delaware Secretary of State of Delaware on November 7, 2003, amended by that certain Amended and Restated Certificate of Incorporation filed on December 3, 2003, amended and restated a second time by that certain Second Amended and Restated Certificate of Incorporation filed on July 7, 2004 and amended and restated a third time by that certain Third Amended and Restated Certificate of Incorporation filed on March 4, 2005.
3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:
I.
     The name of the corporation is Trident Resources Corp. (the “Corporation”).
II.
     The address of the registered office of the Corporation in the State of Delaware is 3500 South Dupont Highway, City of Dover, County of Kent, Delaware, 19901 and the name of the Corporation’s registered agent at said address is Incorporating Services, Ltd.
III.
     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “GCL”).
IV.
     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Billion Five Hundred Million (2,500,000,000) shares, Two Billion Four Hundred Ninety Million (2,490,000,000) shares of which shall be “Common Stock” with a par value of $ 0.0001 per share (the “Common Stock”) and Ten Million (10,000,000) shares of which shall be Preferred Stock with a par value of $ 0.0001 per share (the “Preferred Stock”).

     B. 8,000,000 of the 10,000,000 authorized shares of the Corporation’s Preferred Stock shall be designated as the “Series A Cumulative Preferred Stock,” $0.0001 par value per share (hereinafter referred to as the “Series A Preferred Stock”). The Series A Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth on Exhibit A attached hereto.
     C. 2,000,000 of the 10,000,000 authorized shares of the Corporation’s Preferred Stock shall be designated as the “Series B Cumulative Preferred Stock,” $0.0001 par value per share (hereinafter referred to as the “Series B Preferred Stock”). The Series B Preferred Stock shall have the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth on Exhibit B attached hereto.
V.
     A. Except for meetings at which only holders of another specified class of shares of the Company are entitled to vote separately as a class, the holders of the Common Stock shall be entitled to receive notice of, attend and vote at any meeting of the stockholders of the Company on the basis of one vote for each share of Common Stock held at the time of any such meeting. Except as otherwise provided herein, in any Certificate of Designation or as required by law, the Common Stock shall be entitled to receive notice of, attend and vote at any annual or special meeting of the stockholders of the Corporation, and may act by written consent, upon the following basis: each holder of shares of Common Stock shall be entitled to one vote per share of Common Stock held immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.
     B. Subject to the prior rights of, including the preference as to dividends provided to, any outstanding shares of Preferred Stock, the holders of the Common Stock shall be entitled to receive and the Company shall pay thereon, out of profits or surplus legally available, such dividends as the Board of Directors may from time to time declare.
     C. Subject to the prior rights of any outstanding shares of Preferred Stock, the holders of the Common Stock shall be entitled to share ratably (on a per-share basis) in the entire remaining assets of the Company upon liquidation, dissolution, bankruptcy, winding-up or other distribution of the assets of the Company among its stockholders for the purpose of winding-up its affairs.
VI.
     No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the GCL as the same exists or hereafter may be amended. If the GCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the GCL, as so amended. Any repeal or amendment of this Article VI by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Article VI will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.
     The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.
     Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI, in respect of any matter occurring, or any cause of action, suit, claim or proceeding that would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
VII.
     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:
     A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.
     B. The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the holders of Common Stock of the Corporation may change or repeal any Bylaw adopted by the Board by the written consent of the holders of a majority of the outstanding shares of Common Stock or the holders of a majority of the shares of Common Stock present at any meeting of the stockholders of the Company; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board shall vary or conflict with any amendment or supplement thus adopted by the stockholders.
     C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.
* * * *
4. This Fourth Amended and Restated Certificate of Incorporation has been duly approved by the Corporation’s Board of Directors.

5. This Fourth Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware by the Corporation’s Board of Directors and the stockholders of the Corporation.

     In Witness Whereof, Trident Resources Corp. has caused this Fourth Amended and Restated Certificate of Incorporation to be signed by its Chief Financial Officer as of this 20th day of August, 2007.

Trident Resources Corp.
By:	/s/ Randy Neely
Name:	Randy Neely
Title:	Chief Financial Officer

Attest:

By:	/s/ Paul K. O’Donoghue
Name:	Paul K. O’Donoghue
Title:	Vice President, Secretary and Treasurer

Exhibit A
Rights, Preferences, Powers, Privileges and Restrictions, Qualifications and Limitations of
Series A Preferred Stock
See attached

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION
OF
SERIES A CUMULATIVE PREFERRED STOCK
OF
TRIDENT RESOURCES CORP.
     Trident Resources Corp., a Delaware corporation (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company, as required by Section 151 of the Delaware General Corporation law pursuant to a unanimous written consent in lieu of meeting of the Board of Directors:
     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the “Board of Directors”) by the provisions of the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), there is hereby created, out of the ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the “Preferred Stock”), a series of the Preferred Stock consisting of eight million (8,000,000) shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock).
Section 1. Designation of Series A Cumulative Preferred Stock.
     (a) The series of shares of Preferred Stock created hereby shall be designated the “Series A Cumulative Preferred Stock” and the authorized number of shares constituting such series shall be eight million (8,000,000). The Series A Cumulative Preferred Stock shall rank senior to the Company’s common stock, par value $0.0001 per share (“Common Stock”), as to dividends and distributions and as to distributions of assets upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary. All dollar amounts set forth herein are in U.S. dollars unless otherwise specified.
Section 2. Dividends.
     (a) Regular Dividends. Each holder of a share of Series A Cumulative Preferred Stock will be entitled to receive dividends on the Face Amount (as defined in Section 3(a)) at the rates specified in Section 2(b) (and on accrued but unpaid Regular Dividends at the rates set forth in Section 2(c)) from the Original Issuance Date (as defined in Section 2(d)) to and including the earlier of (i) the date upon which the applicable share is redeemed and (ii) the date of a Liquidation (as defined in Section 3(a)) of the Company (such dividends, together with any dividends that accrue on such dividends pursuant to Section 2(c) below, shall be collectively referred to as the “Regular Dividends”). The Regular Dividends shall be cumulative and shall accrue on a daily basis whether or not declared by the Board of Directors and whether or not there are

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profits, surplus or other funds legally available for the payment of the Regular Dividends. Subject to Section 5(d)(iv), the Company shall pay the Regular Dividends quarterly in cash on or before the thirtieth day after the last day of the quarter in which they accrued to the holder of record of each share of Series A Cumulative Preferred Stock as of the close of business on the tenth business day prior to the date of payment, provided that, subject to the provisions of Section 2(b) below, the Company shall not be required to pay the Regular Dividends quarterly in cash with respect to any periods (i) prior to the second anniversary of the Original Issuance Date, or (ii) after the second anniversary of the Original Issuance Date if at any time during the thirty days following any quarterly dividend period for which Regular Dividends are otherwise to be paid currently: (A) any provision of the Delaware General Corporation Law or any other applicable law, rule or, regulation restricts the right or power of the Company to pay cash dividends, (B) any provision of a Debt Instrument (as defined in Section 2(d)) restricts the right or power of the Company to pay cash dividends, or (C) any provision of a Debt Instrument or the terms of any outstanding preferred capital stock of TEC (as hereinafter defined) restricts the right or power of TEC to pay cash dividends, make any return of capital in cash, lend money or repay indebtedness to the Company (items (B) and (C) herein being collectively referred to as “Debt Restrictions”).
     (b) Rate of Accrual. The Regular Dividends shall accrue on each share of the Series A Cumulative Preferred Stock at the annual rate of 7.0% of the Face Amount; provided that, if the Company does not pay in cash any Regular Dividends on or before the thirtieth day after the last day of the quarterly period in which such Regular Dividends accrued, then, with respect to any such quarterly period (i) prior to the second anniversary of the Original Issuance Date, the Regular Dividends will accrue at the annual rate of 9.0% of the Face Amount or (ii) after the second anniversary of the Original Issuance Date, the Regular Dividends will accrue at the annual rate of 11.0% of the Face Amount.
     (c) Accrual on Accrued but Unpaid Dividends. Any accrued Regular Dividends that are not paid in cash on or before the thirtieth day after the last day of the quarter in which they accrued shall, beginning on the first day of the quarter commencing immediately after the quarter in which such Regular Dividends accrued and for so long as such Regular Dividends are unpaid, (i) accrue dividends (A) with respect to periods prior to the second anniversary of the Original Issuance Date, at an annual rate of 9.0% of the aggregate amount of the accrued and unpaid Regular Dividends and the accrued and compounded dividends on such Regular Dividends and (B) with respect to periods after the second anniversary of the Original Issuance Date, at an annual rate of 11.0% of the aggregate amount of the accrued and unpaid Regular Dividends and the accrued and compounded dividends on such Regular Dividends, and (ii) compound monthly.
     (d) Certain Definitions. The term “Original Issuance Date” means, as to each share of Series A Cumulative Preferred Stock, the date such share is issued. The term “Debt Instrument” means any instrument, agreement, security or facility pursuant to which the Company or TEC is a primary or secondary obligor, including as a debtor or guarantor, whether absolute or contingent, for obligations characterized as indebtedness under accounting principles generally accepted in the United States, whether or not there

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are any amounts outstanding under such instrument, agreement, security or facility and whether or not such instrument, agreement, security or facility may then be terminated by the Company or TEC. The term “TEC” means Trident Exploration Corp., a subsidiary of the Company, and any successor entity or entities.
     (e) Additional Dividends. In addition to Regular Dividends, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Company’s Common Stock, the holders of the Series A Cumulative Preferred Stock as of the close of business of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) per share of Series A Cumulative Preferred Stock equal to the amount (and in the form) of the dividends or distribution payable per share to the holders of Common Stock, such Additional Dividends to be payable on the same payment date as the payment date of the dividend on the Common Stock; provided, however, that no dividend or distribution payable in Common Stock shall be payable in respect of the Series A Cumulative Preferred Stock.
     (f) Priority of Dividends. No dividend shall be paid or declared on any share of Common Stock, unless (i) all accrued Regular Dividends on the Series A Cumulative Preferred Stock have been paid in full in compliance with the provisions hereof and (ii) such dividends on the Common Stock are paid or declared in full compliance with the provisions of Section 2(e) above. The payment of Regular Dividends on the Series A Cumulative Preferred Stock shall be (i) junior to the payment of dividends on any class or series of Preferred Stock or other class or series of the Company’s capital stock ranking senior as to dividend rights, (ii) payable on a pari passu basis with any payment of dividends on any class or series of Preferred Stock or any other class or series of the Company’s capital stock ranking pari passu as to dividend rights to the Series A Cumulative Preferred Stock, and (iii) payable prior to any payment of dividends to the holders of the Common Stock or any class or series of Preferred Stock or other class or series of the Company’s capital stock ranking junior as to dividend rights to the Series A Cumulative Preferred Stock.
     (g) Upon and immediately prior to the redemption of any share of Series A Cumulative Preferred Stock, all accrued and unpaid Regular Dividends and Additional Dividends on such share shall be paid in accordance with Section 5(d)(iv) below:
     (h) Notwithstanding the foregoing or any other provision of this Certificate of Designation, the declaration and payment of all dividends in cash or in shares of Common Stock (as provided by Section 5(d)(iv)) shall be subject to the provisions of Delaware General Corporation Law governing distributions on equity securities.
Section 3. Liquidation Preference.
     (a) Liquidation. In the event of a liquidation, dissolution, liquidating bankruptcy, or winding-up of the Company or other distribution of the assets of the Company among its stockholders for the purpose of winding up the Company’s affairs,

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whether voluntary or involuntary (a “Liquidation”), each holder of the Series A Cumulative Preferred Stock shall be entitled to receive, per share of such Series A Cumulative Preferred Stock so held, out of the available assets of the Company, an amount equal to the greater of (i) (A) $62.50 (the “Face Amount”), plus (B) the amount of any accrued and unpaid Regular Dividends as of such date, plus (C) any declared but unpaid Additional Dividends as of such date (the sum of such amounts for all Series A Cumulative Preferred Stock then outstanding collectively being the “Series A Liquidation Preference”), and (ii) the amount such holder would have received if the share of Series A Cumulative Preferred Stock had been redeemed and the associated Warrant (as defined in Section 5(d)(iii) below) exercised for the purchase of shares of the Company’s Common Stock immediately prior to the Liquidation.
     (b) Priority. The payment of the amount specified in Section 3(a) shall be made (i) after any payment shall be made or any assets distributed to the holders of any class or series of Preferred Stock or other class or series of the Company’s capital stock ranking senior as to liquidation rights to the Series A Cumulative Preferred Stock, (ii) simultaneously with any payment that shall be made or any assets distributed to the holders of any class or series of Preferred Stock or any other class or series of the Company’s capital stock ranking pari passu as to liquidation rights to the Series A Cumulative Preferred Stock (“Pari Passu Stock”), and (iii) before any payment shall be made or any assets distributed to the holders of the Common Stock or any class or series of Preferred Stock or other class or series of the Company’s capital stock ranking junior as to liquidation rights to the Series A Cumulative Preferred Stock. After payment in full of the amount specified in Section 3(a), the holders of Series A Cumulative Preferred Stock shall not be entitled to any further payment or distribution of assets of the Company. If, upon any Liquidation, after payment shall be made or assets distributed to the holders of any class or series of Preferred Stock or other class or series of the Company’s capital stock ranking senior as to liquidation rights to the Series A Cumulative Preferred Stock, the remaining assets available for payment of the Series A Liquidation Preference and any liquidation preference associated with any outstanding Pari Passu Stock (the “Pari Passu Liquidation Preference”) are insufficient to permit the payment to the holders of the Series A Cumulative Preferred Stock and such Pari Passu Stock of the full Series A Liquidation Preference and the Pari Passu Liquidation Preference, as applicable, then all the remaining available assets shall be distributed ratably among the holders of the then outstanding Series A Cumulative Preferred Stock and Pari Passu Stock in proportion to the Series A Liquidation Preference and Pari Passu Liquidation Preference of each such holder.
     (c) Valuation. Whenever any distribution provided for hereunder shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or property as determined in good faith by a majority of the Board of Directors of the Company.
Section 4. Voting Rights.
     (a) General. The holders of outstanding shares of the Series A Cumulative Preferred Stock:

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     (i) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;
     (ii) shall have such other voting rights as are specified in the Certificate of Incorporation or as otherwise provided by the Delaware General Corporation Law; and
     (iii) shall be entitled to receive notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and bylaws of the Company.
     For purposes of the voting rights set forth in this Section 4(a), each holder of Series A Cumulative Preferred Stock shall be entitled to cast one vote for each share of Series A Cumulative Preferred Stock then held.
     (b) Separate Series Vote. So long as any shares of Series A Cumulative Preferred Stock remain outstanding, the Company shall not take any of the following actions without the consent of the holders of at least a majority of the then outstanding shares of Series A Cumulative Preferred Stock:
     (i) amend this Certificate of Designation or the Amended and Restated Certificate Of Designation of Series B Cumulative Preferred Stock of the Company (the “Series B Certificate of Designation”);
     (ii) amend or waive any provision of the Company’s Certificate of Incorporation or the Company’s bylaws if such amendment or waiver would adversely affect the rights of the holders of the Series A Cumulative Preferred Stock;
     (iii) other than pursuant to contractual obligations of the Company or TEC in existence on March 10, 2005, and other than to former, current or future employees, officers, directors and consultants of the Company or TEC, cause TEC to issue shares of capital stock, or securities convertible into, or exercisable or exchangeable for, shares of the capital stock of TEC, to any party other than the Company or any entity directly or indirectly wholly owned by the Company;
     (iv) cause TEC to pay or declare dividends in respect of any class of its capital stock, other than dividends 100% of which are payable to the Company or any entity directly or indirectly wholly owned by the Company, dividends in respect of TEC’s outstanding preferred stock as of March 10, 2005, and dividends declared or paid in respect of TEC’s outstanding common stock as of March 10, 2005 issued in connection with a transaction that involves the redemption, repurchase, cancellation, exchange or conversion of any such shares;
     (v) purchase or redeem any shares of the Common Stock of the Company, or any shares of Preferred Stock of the Company the rights, priorities or preferences of which are junior to those of the Series A Cumulative Preferred Stock with respect to dividend rights or liquidation rights (provided, that consent

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by holders of the Series A Cumulative Preferred Stock to such purchases and redemptions shall not be unreasonably withheld), other than (i) the repurchase or redemption, from any former, current or future employees, officers, directors and consultants of the Company or TEC, of Common Stock of the Company, or options to purchase Common Stock of the Company and (ii) repurchases of Common Stock of the Company pursuant to the satisfaction of exercised put rights of all Warrants (as set forth in Section 7 of each Warrant) associated with the shares of Series A Cumulative Preferred Stock;
     (vi) cause TEC to purchase or redeem any shares of capital stock of TEC, or securities convertible into, or exercisable or exchangeable for, shares of capital stock of TEC, other than (a) any purchase, redemption, cancellation, exchange or conversion of the shares of TEC’s outstanding preferred stock as of March 10, 2005, (b) any purchase or redemption pursuant to any contractual obligation of the Company or TEC in existence on March 10, 2005 (c) any purchase or redemption of shares of capital stock of TEC owned by the Company or entity directly or indirectly wholly owned by the Company, (d) any purchase or redemption from current, former or future employees, officers, directors and consultants of the Company or TEC, and (e) any purchase, redemption, cancellation, exchange or conversion of TEC’s outstanding common stock as of March 10, 2005;
     (vii) after March 10, 2009, enter (or cause or permit TEC to enter) into any credit, debt or other agreement, facility or instrument of the Company or TEC that matures or terminates after March 10, 2013 and which contains a Put Restriction (as defined in Section 4(c) below) that applies on March 10, 2013;
     (viii) after March 10, 2009, amend (or cause or permit TEC to amend) any then existing credit, debt or other agreement, facility or instrument of the Company or TEC that matures or terminates after March 10, 2013 (or which by such amendment would mature on or after March 10, 2013) in a manner that adds to such credit, debt or other agreement, facility or instrument a Put Restriction that applies on March 10, 2013;
     (ix) after March 10, 2009, amend (or cause or permit TEC to amend) any then existing credit, debt or other agreement, facility or instrument of the Company or TEC that contains a Put Restriction to extend the date of maturity or termination to a date that is on or after March 10, 2013 if and only if, under such credit, debt or other agreement, facility or instrument as amended, the Put Restriction is also extended to apply on March 10, 2013; or
     (x) after March 10, 2009, amend (or cause or permit TEC to amend) any then existing credit agreement or facility of the Company or TEC that matures or terminates after March 10, 2013 and which contains a Put Restriction that applies on March 10, 2013 in a manner that increases the stated dollar maximum borrowing amount under such agreement, facility or instrument.

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     (c) Preferred Class Vote. So long as any shares of Series A Cumulative Preferred Stock remain outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the consent of the holders of at least a majority of the then outstanding shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock, voting together as single class with each holder of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock being entitled to cast one vote for each share of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock then held (with terms used in this paragraph (c) and not otherwise defined herein having the meanings set forth in Appendix A hereto):
     (i) other than the Series B Cumulative Preferred Stock outstanding as of August 20, 2007, authorize for issuance or issue any class or series of Preferred Stock or other class or series of the Company’s capital stock with rights, priorities or preferences senior to or on parity with those of the Series A Cumulative Preferred Stock (any such class or series being “Senior Stock”), including without limitation (i) in respect of the right to receive dividends, (ii) in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Company, or (iii) in respect of redemption or repurchase rights (it being understood and agreed that any class or series of Preferred Stock or other class or series of the Company’s capital stock which are permitted to be redeemed or repurchased by the Company or any of its direct or indirect subsidiaries, or which the Company of any of its direct or indirect subsidiaries could be obligated to redeem or repurchase, at any time the Series A Cumulative Preferred Stock remains outstanding shall constitute Senior Stock for all purposes hereof);
     (ii) create, incur or suffer to exist any Debt, except for Permitted Debt;
     (iii) except in respect of transactions between or among the Company and/or one or more of its Wholly-Owned Subsidiaries, enter into any contract, agreement or transaction whatsoever, including for the sale, purchase, lease or other dealing in any property or the provision of any services (other than (i) office and administration services provided in the ordinary course of business or (ii) acting as a director of the Company or one or more of its Subsidiaries), with any Related Party; and
     (iv) sell, lease, transfer or otherwise dispose of any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except for Permitted Dispositions.
     (d) For purposes of the foregoing, “Put Restriction” shall mean a provision in any credit, debt or other agreement, facility or instrument of the Company or any of its subsidiaries or affiliates that prevents, restricts, limits or otherwise would prevent (i) the Company from, on March 10, 2013, satisfying in full in cash all put rights (as set forth in Section 7 of each Warrant) of all Warrants associated with all then outstanding shares of Series A Cumulative Preferred Stock or (ii) TEC from, on March 10, 2013, making cash payments to the Company in an amount sufficient for the Company to satisfy such put rights in full in cash.

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Section 5. Redemption.
Each share of Series A Cumulative Preferred Stock shall be redeemable at the Redemption Price (as determined pursuant to Section 5(d)(iii)) and on the Redemption Date (as determined pursuant to Section 5(d)(ii)), and in accordance with the other provisions of this Section 5 as set forth below.
(a) Mandatory Redemption. Upon the earlier of:
     (i) a Qualified Public Offering (as defined below); or
     (ii) (subject to the qualification in this Section 5(a) below) March 10, 2013, each of the then issued and outstanding shares of Series A Cumulative Preferred Stock shall be redeemed by the Company on the Redemption Date (as determined in Section 5(d)(ii)(a) or (b), as applicable) for an amount per share equal to the Redemption Price. Notwithstanding the foregoing, if on March 10, 2013, due to (i) a Debt Restriction, or (ii) applicable provisions of Delaware law regarding repurchase of shares of capital stock for cash (each a “Redemption Restriction”), the Company is unable to satisfy in cash all exercised put rights of all outstanding Warrants (as set forth in Section 7 of each Warrant) associated with all of the then outstanding shares of Series A Cumulative Preferred Stock, then the mandatory redemption pursuant to Section 5(a)(ii) shall be delayed until the date upon which all Redemption Restrictions no longer exist.
(b) Redemption at the Company’s Option.
     (i) At any time after March 10, 2008, subject to the limitations set forth in Section 7.1 of the associated Warrant, the Company may redeem on the Redemption Date (as determined in Section 5(d)(ii)(c)) any or all of the then outstanding shares of Series A Cumulative Preferred Stock for an amount per share equal to the Redemption Price; provided that, if the Company elects to redeem less than all of the then outstanding shares of Series A Cumulative Preferred Stock, then such shares shall be redeemed ratably among the holders of the then outstanding shares of Series A Cumulative Preferred Stock.
     (ii) In connection with a Change of Control (as defined in Section 5(e)(iii)), subject to the limitations set forth in Section 7.1 of the associated Warrant, the Company may on the Redemption Date (as determined in Section 5(d)(ii)(d)) redeem any or all of the then outstanding shares of Series A Cumulative Preferred Stock for an amount per share equal to the Redemption Price; provided that, if the Company elects to redeem less than all of the then outstanding shares of Series A Cumulative Preferred Stock, then such shares shall be redeemed ratably among the holders of the then outstanding shares of Series A Cumulative Preferred Stock.

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(c) Redemption at the Holder’s Option.
     (i) At any time after March 10, 2008, any holder of shares of Series A Cumulative Preferred Stock may require the Company to redeem on the Redemption Date (as determined in Section 5(d)(ii)(e)) all, but not less than all, of the shares of Series A Cumulative Preferred Stock held by such holder for an amount per share equal to the Redemption Price.
     (ii) In connection with a Change of Control, each holder of shares of Series A Cumulative Preferred Stock may require the Company to redeem on the Redemption Date (as determined in Section 5(d)(ii)(f)) any or all of such holder’s shares of Series A Cumulative Preferred Stock, for an amount per share equal to the Redemption Price.
     (iii) At any time after February 20, 2010, the holders of a majority of the then outstanding shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock, taken together as single class with each share of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock being treated as a single share for purposes of determining such majority, may require the Company to redeem on the Redemption Date (as determined in Section 5(d)(ii)(g)) all, but not less than all, of the then outstanding shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock for an amount per share equal to the Redemption Price.
     (d) Redemption Procedures. The Company and the holders of the outstanding shares of Series A Cumulative Preferred Stock shall effect the redemption of any shares of Series A Cumulative Preferred Stock according to the following redemption procedures:
(i) Notice of the redemption shall be provided as follows:
     a) Within ten business days after an initial filing by the Company of a registration statement on Form S-l, which registration statement relates to an anticipated Qualified Public Offering, the Company shall provide written notice of such filing to each holder of shares of Series A Cumulative Preferred Stock. However, the Company is not required to provide the holders, of the shares of Series A Cumulative Preferred Stock with any advance notice of the Redemption Date in connection with the redemption of any shares of Series A Cumulative Preferred Stock pursuant to Section 5(a)(i).
     b) In connection with the redemption of any shares of Series A Cumulative Preferred Stock pursuant to Section 5(a)(ii), at least 120 days prior to the Redemption Date, the Company shall provide written notice of such Redemption Date to each holder of Series A Cumulative Preferred Stock; provided, that if a Redemption Restriction exists on March 10,

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2013, the Company shall not be required to provide subsequent notice of the cessation of any Redemption Restriction.
     c) In connection with the redemption of any shares of Series A Cumulative Preferred Stock pursuant to Section 5(b)(i), the Company shall provide to each holder of shares of Series A Cumulative Preferred Stock written notice of the Redemption Date and the number of shares to be redeemed at least 30 days in advance of the Redemption Date.
     d) In connection with any Change of Control (whether or not the Company intends to effect the redemption of any shares of Series A Cumulative Preferred Stock pursuant to Section 5(b)(ii)), the Company shall provide to each holder of shares of Series A Cumulative Preferred Stock written notice of the anticipated date of the closing of the transaction or transactions by which the Change of Control occurs either (i) at least 30 days in advance of the Change of Control or (ii) fewer than 30 days prior to the Change of Control; provided that, if the Company provides such notice fewer than 30 days prior to the Change of Control, the Company shall (i) set aside and make available for payment an amount of cash (or, to the extent payable in accordance with Section 5(d)(iv), a number of shares of Common Stock (or if as a result of such Change of Control the Company merges with another entity and is not the survivor or the Common Stock otherwise would no longer exist, the amount of cash, securities or other property that would be received by a holder of that number of shares of the Company’s Common Stock)), sufficient to pay the aggregate accrued and unpaid Regular Dividends and Additional Dividends as of the later of the date of the Change of Control, or, if applicable, the Redemption Date and (ii) make similar provisions for the Warrant associated with each then outstanding share of Series A Cumulative Preferred Stock (in lieu of setting aside an amount equal to the Redemption Price of the outstanding shares of Series A Cumulative Preferred Stock). If the Company elects to redeem any shares of Series A Cumulative Preferred Stock pursuant to Section 5(b)(ii), it shall include in each such written notice of the Change of Control notice of the anticipated Redemption Date and the number of shares to be redeemed. If the Change of Control does not occur, then the shares of Series A Cumulative Preferred Stock shall not be redeemed, all notices given pursuant to this Section 5(d)(i)(d) shall be deemed revoked, and the Company shall deliver notice to the holders of the Series A Cumulative Preferred Stock that the Change of Control will not be consummated.
     e) In connection with the redemption of any shares of Series A Cumulative Preferred Stock pursuant to Section 5(c)(i), the holder thereof shall deliver to the Company written notice of such holder’s election to redeem and the Redemption Date at least 90 days in advance of such Redemption Date.

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     f) In connection with any Change of Control, the Company shall provide to each holder of shares of Series A Cumulative Preferred Stock written notice of the anticipated date of the Change of Control (i) at least 30 days in advance of the Change of Control or (ii) fewer than 30 days prior to the Change of Control (provided that the Company in such a circumstance comply with the procedures set forth in Section 5(d)(i)(d) above). Any holder of Series A Cumulative Preferred Stock that elects to redeem any or all of his or her shares pursuant to Section 5(c)(ii) shall deliver notice of such election and the number of the shares to be redeemed to the Company within 10 days of the date the Company provides the notice of the Change of Control. If the Change of Control does not occur, then no shares of Series A Cumulative Preferred Stock shall be redeemed pursuant to Section 5(c)(ii), the Redemption Date shall not occur, all notices given pursuant to this Section 5(d)(i)(f) shall be deemed revoked, and the Company shall deliver notice to the holders of the Series A Cumulative Preferred Stock that the Change of Control will not be consummated.
     g) In connection with the redemption of the shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock pursuant to Section 5(c)(iii); such majority shall deliver to the Company written notice of the election to redeem and the Redemption Date, which must be at least 30 days in advance of such Redemption Date.
     h) All notices to be provided pursuant to this Section 5 by the Company to any holder of the Series A Cumulative Preferred Stock shall be sent by the Company via registered mail service to the holders of record. All notices to be provided pursuant to this Section 5 by any holder of the Series A Cumulative Preferred Stock to the Company shall be sent by such holder to the Company via registered mail service. Absent evidence of prior actual receipt, all notices to be provided pursuant to this Section 5 by the Company to any holder of Series A Cumulative Preferred Stock or by any such holder to the Company shall be deemed to be “provided” on the next calendar day after being registered in the possession of a registered mail service.
     (ii) With respect to the redemption of any share of the Series A Cumulative Preferred Stock, the “Redemption Date” shall be determined as follows:
     a) With respect to a redemption pursuant to Section 5(a)(i), the date of the closing of a Qualified Public Offering.
     b) With respect to a redemption pursuant to Section 5(a)(ii), the later of March 10, 2013 or the first date after March 10, 2013 upon which no Redemption Restriction exists; provided that if prior to such date an initial public offering of the Company’s Common Stock which is not a

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Qualified Public Offering (a “Non Qualified IPO”) shall have been consummated and such Redemption Date would fall on a date not later than the twenty fifth trading day after such Non Qualified IPO, such Redemption Date shall be delayed until the twenty fifth trading day after the closing of such Non Qualified IPO.
     c) With respect to a redemption pursuant to Section 5(b)(i), the date specified as the Redemption Date in the notice mailed by the Company pursuant to Section 5(d)(i)(c); provided that if prior to such date a Non Qualified IPO shall have been consummated and such Redemption Date would fall on a date not later than the twenty fifth trading day after such Non Qualified IPO, such Redemption Date shall be delayed until the twenty fifth trading day after the closing of such Non Qualified IPO.
     d) With respect to a redemption pursuant to Section 5(b)(ii), the date that is the later of (i) the date of the consummation of the transaction or transactions constituting the Change of Control and (ii) the thirtieth (30th) day after the date the Company provides written notice of the potential Change of Control pursuant to Section 5(d)(i)(d).
     e) With respect to a redemption pursuant to Section 5(c)(i), the date set forth in the written notice provided by the holder pursuant to Section 5(d)(i)(e); provided that such date may not be any earlier than the ninetieth (90th) calendar day after the date the holder provides such written notice to the Company, and further provided that if prior to such date a Non Qualified IPO shall have been consummated and such Redemption Date would fall on a date not later than the twenty fifth trading day after such Non Qualified IPO, such Redemption Date shall be delayed until the twenty fifth trading day after the closing of such Non Qualified IPO.
     f) With respect to a redemption pursuant to Section 5(c)(ii), the date that is the later of (i) the date of the consummation of the transaction or transactions constituting the Change of Control and (ii) the thirtieth (30th) day after the date the Company provides written notice of the potential Change of Control pursuant to Section 5(d)(i)(f).
     g) With respect to a redemption pursuant to Section 5(c)(iii), the date set forth in the written notice provided by the holders pursuant to Section 5(d)(i)(g) (which date shall be at least ten (10) business days after the final determination of the valuation of Common Stock issued in connection with such redemption, as determined pursuant to Section 5(0(v)); provided that such date may not be any earlier than the ninetieth (90th) calendar day after the date the holders provide such written notice to the Company.

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     (iii) The “Redemption Price” per share of Series A Cumulative Preferred Stock shall be equal to $40, subject to adjustment as set forth below. Such Redemption Price shall be paid to the holder of record as of the close of business the business day prior to the Redemption Date of the share of Series A Cumulative Preferred Stock that is to be redeemed. If the funds of the Company legally available for redemption of shares of Series A Cumulative Preferred Stock on any Redemption Date are insufficient to pay the Redemption Price of the total number of shares to be redeemed on such date, those funds which are legally available shall be used to first pay the Redemption Price applicable to the maximum possible number of shares of Series A Cumulative Preferred Stock redeemable on such Redemption Date ratably among the holders of the then outstanding shares of Series A Cumulative Preferred Stock to be redeemed. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series A Cumulative Preferred Stock, such funds shall immediately be used to pay the Redemption Price of the balance of the shares which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed.
Each share of Series A Cumulative Preferred Stock shall be issued in conjunction with the sale of an associated warrant to purchase the Company’s Common Stock (a “Warrant,” and together with the associated share of Series A Cumulative Preferred Stock, a “Unit”) with an exercise price equal to the Redemption Price. For Canadian tax purposes the total purchase price paid by the initial purchasers for each Unit must be allocated between the share of Series A Cumulative Preferred Stock and the associated Warrant on a reasonable basis. The Redemption Price is equal to the amount of the initial purchase price for each Unit allocated to each share of Series A Cumulative Preferred Stock included in such Unit based on a financial value allocation calculation for allocating value among the share of Series A Cumulative Preferred Stock and its associated Warrant (the “Allocation”). If a Canadian federal tax authority having jurisdiction in the matter should at any time issue or propose to issue an assessment or reassessment which imposes or would impose liability for Canadian tax on the basis that the Allocation is unreasonable and if the Company agrees with such assessment or reassessment, or a Court or tribunal having jurisdiction in the matter agrees with such assessment or reassessment and all appeal rights have been exhausted or if all times for appeals have expired without appeals having been taken, then the Allocation shall be adjusted retroactively to reflect an appropriate re-allocation and the Redemption Price of the Series A Cumulative Preferred Stock shall be adjusted retroactively to the date of issuance of the shares of Series A Cumulative Preferred Stock, to equal the amount of the initial purchase price for the Unit allocated under such re-allocation to each share of Series A Cumulative Preferred Stock. In these circumstances, the exercise price of each associated Warrant will also be retroactively adjusted to equal the Redemption Price as adjusted hereunder pursuant to the terms of the Warrant.
     (iv) On any Redemption Date, all accrued and unpaid Regular Dividends and any declared and unpaid Additional Dividends on such shares as

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are to be redeemed on such Redemption Date shall, with respect to the Regular Dividends, be declared, and with respect to both the Regular Dividends and the Additional Dividends, be paid as dividends immediately prior to redemption. If on such Redemption Date there is no then effective Debt Restriction, the Company shall pay all such accrued and unpaid Regular Dividends and any unpaid Additional Dividends to the holder of record as of the close of business on the business day prior to such Redemption Date in full and in cash. If on such Redemption Date a Debt Restriction exists, the Company shall pay to such holder all accrued and unpaid Regular Dividends and Additional Dividends, to the extent permitted by the Debt Restriction, in cash, and shall pay the remaining accrued but unpaid Regular Dividends and any unpaid Additional Dividends in shares of Common Stock (which shall be valued pursuant to Section 5(f) below). Notwithstanding the foregoing or any other provision of this Certificate of Designation, the declaration and payment of all dividends in cash or in shares of Common Stock shall be subject to the provisions of Delaware General Corporation Law governing dividends in respect of capital stock.
     (v) On any Redemption Date, the Company shall pay the Redemption Price for each share of Series A Cumulative Preferred Stock being redeemed and immediately after the Redemption Price is paid in full and all Regular Dividends and Additional Dividends have been paid in full pursuant to Section 5(d)(iv) all rights of the holder of each such share shall cease, and each such share shall no longer be outstanding. Any shares of Series A Cumulative Preferred Stock which are redeemed or otherwise acquired by the Company shall be canceled and shall not be reissued, sold or transferred.
     (vi) In the event fewer than all of the shares of Series A Cumulative Preferred Stock represented by an issued share certificate are redeemed upon a Redemption Date, and assuming proper delivery of such share certificate to the Company, the Company shall in a reasonably prompt manner issue a new certificate to such holder evidencing the remaining number of shares of Series A Cumulative Preferred Stock that were not redeemed on such Redemption Date.
(e) Certain Definitions.
     (i) An “Affiliate” means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person; and, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of shares or other economic interests, the holding of voting rights or contractual rights or otherwise.
     (ii) A “Qualified Public Offering” shall mean the consummation of a public offering of the Company’s Common Stock with gross proceeds of at least $100 million in the aggregate.

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     (iii) A “Change of Control” shall mean any sale of the Company or a transaction or series of related transactions (including but not limited to a merger or reorganization) which results in holders of the Company’s capital stock outstanding immediately prior to such transaction or series of related transactions owning less than 50% of the securities of the surviving entity having the power to elect directors in the ordinary course of business, or a sale of all or substantially all the assets of the Company.
     (f) Any share of Common Stock issuable in payment of Regular Dividends or Additional Dividends on a share of Series A Cumulative Preferred Stock pursuant to Section 5(d)(iv) or upon exercise of a Warrant associated with any share of Series A Cumulative Preferred Stock shall be valued as follows:
     (i) If issued in connection with a redemption pursuant to Section 5(a)(i), at the gross price per share of Common Stock of the Company sold in such Qualified Public Offering (without deduction for underwriting or other discounts or expenses).
     (ii) If issued in connection with a redemption pursuant to Section 5(b)(ii) or Section 5(c)(ii), at the price per share of Common Stock of the Company that is stated or implicit (as determined in good faith by a majority of the Board of Directors of the Company) in the transaction or transactions resulting in such Change of Control.
     (iii) If issued in connection with a redemption pursuant to Section 5(a)(ii), Section 5(b)(i) or Section 5(c)(i) and if the Redemption Date of such redemption is after a Non Qualified IPO, at the price equal to the average closing price of the shares of the Common Stock during the period of twenty trading days ending five days prior to the Redemption Date of such redemption; provided, that with respect to a redemption pursuant to Section 5(a)(ii), the Company shall obtain and deliver to each holder of shares of Series A Cumulative Preferred Stock within 90 days prior to the Redemption Date a fair market valuation of the shares of the Company’s Common Stock then outstanding from a non-Affiliate third party investment bank (a “Common Stock Valuation”). The non-Affiliate third party investment bank shall be chosen by the Company but shall be subject to the approval of holders of a majority of the then outstanding shares of Series A Cumulative Preferred Stock, such approval not to be unreasonably withheld. Each holder of shares of Series A Cumulative Preferred Stock shall have the choice of whether to direct the Company to use the Common Stock Valuation or the valuation determined according to the mechanics before the proviso above in valuing the Common Stock issuable as dividends in respect of that holder’s shares of Series A Cumulative Preferred Stock and issuable upon exercise of the associated Warrants for the purposes set forth above.
     (iv) If issued in connection with a redemption pursuant to Section 5(a)(ii), Section 5(b)(i) or Section 5(c)(i) and if the Redemption Date of such redemption is prior to the completion of a Non Qualified IPO, at the price

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established in the last private placement of shares of Common Stock completed by the Company prior to the date of such redemption and exercise, so long as such private placement generated aggregate gross proceeds of $5,000,000 or more from one or more purchasers that were not Affiliates (as defined in Section 5(e)(i)) of the Company immediately prior to such private placement; provided, that with respect to a redemption pursuant to Section 5(a)(ii), the Company shall obtain and deliver to each holder of shares of Series A Cumulative Preferred Stock within 90 days prior to the Redemption Date a Common Stock Valuation. The non-Affiliate third party investment bank shall be chosen by the Company but shall be subject to the approval by holders of a majority of the then outstanding shares of Series A Cumulative Preferred Stock, such approval not to be unreasonably withheld. Each holder of shares of Series A Cumulative Preferred Stock shall have the choice of whether to direct the Company to use the Common Stock Valuation or the valuation determined according to the mechanics before the proviso above in valuing the Common Stock issuable as dividends in respect of that holder’s shares of Series A Cumulative Preferred Stock and issuable upon exercise of the associated Warrants for the purposes set forth above.
     (v) If issued in connection with a redemption pursuant to Section 5(c)(iii), at the fair market value per share of Common Stock of the Company as of the Redemption Date, as determined by an Independent Appraiser selected by a special committee of the Board of Directors (“Special Committee”) consisting of two directors appointed by the Required Backstop Parties (as defined in Appendix A hereto) and two directors appointed by the Majority Preferred Holders (as defined in Appendix A hereto). The determination of such Independent Appraiser shall be final for all purposes of such redemption pursuant to Section 5(c)(iii); provided, however, that if the Special Committee is unable to agree on an Independent Appraiser within 30 days, the fair market value per share of Common Stock of the Company as of the Redemption Date shall be the average of the fair market value, as determined by (i) an Independent Appraiser selected by the Special Committee directors appointed by the Backstop Parties Group (as defined in Appendix A hereto) on the one hand (the “Backstop Appraiser”) and (ii) an Independent Appraiser selected by the Special Committee directors appointed by the Majority Preferred Holders on the other hand (the “Preferred Appraiser”), unless the appraisals conducted by the Backstop Appraiser and the Preferred Appraiser differ by more than 15%, in which case, the fair market value shall be determined by a third Independent Appraiser selected by agreement of Backstop Appraiser and the Preferred Appraiser. The expenses of the foregoing Independent Appraisers shall be paid by the Company. “Independent Appraiser” means a nationally recognized investment banking firm or other nationally recognized firm that is regularly engaged in the business of appraising Equity Interests (as defined in Appendix A hereto) or assets of entities as going concerns, and which is not affiliated with the Company, any of its subsidiaries, or any Related Party.
     (g) Prohibition on Redemptions; Partial Redemptions. Notwithstanding anything to the contrary in this Certificate of Designation or the Series B Certificate of

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Designation, if, and only if, following the redemption of all shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock (A) the number of shares of the Company’s authorized but unissued Common Stock which have not been reserved for issuance upon exercise of the Sub Debt Warrants and 2007 TRC Lender Warrants (as defined in Appendix A hereto) and that are otherwise available to be issued upon exercise of (I) all of the Warrants (as defined above) and (II) all of the warrants (the “Series B Warrants”) to purchase the Company’s Common Stock issued in conjunction with the sale of the Company’s Series B Cumulative Preferred Stock (such number of shares of the Company’s Common Stock, the “Available Shares”), would be less than (B) the sum of (I) the number of shares of the Company’s Common Stock issuable upon exercise in full of the Warrants (such number of shares of the Company’s Common Stock, the “Total Series A Shares”) and (II) the number of shares of the Company’s Common Stock issuable upon exercise in full of the Series B Warrants (such number of shares of the Company’s Common Stock, the “Total Series B Shares” and, together with the Total Series A Shares, the “Total Necessary Shares”) (such shortfall, a “Common Stock Shortfall”), then:
     (i) the Company shall provide written notice of such Common Stock Shortfall to each holder of Series A Cumulative Preferred Stock and each holder of Series B Cumulative Preferred Stock, which notice shall set forth a calculation of (x) the number of Total Series A Shares, (y) the number of Total Series B Shares, and (z) the number of Available Shares; and
     (ii) none of the outstanding shares of Series A Cumulative Preferred Stock or Series B Cumulative. Preferred Stock shall be redeemed during the continuance of a Common Stock Shortfall; provided, however, that if holders of a majority of the then outstanding shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock, voting together as a single class, consent in writing to a partial redemption, then the Company shall effect a partial redemption of the outstanding shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock in accordance with the applicable provisions of this Section 5, Section 5 of the Series B Certificate of Designation and the following:
     a) the aggregate number of shares of Series A Cumulative Preferred Stock that shall be redeemed pursuant to this proviso shall be calculated as follows: (1) first, the “Series A Portion” shall equal (x) a fraction, the numerator of which is the Total Series A Shares and the denominator of which is the Total Necessary Shares multiplied by (y) the number of Available Shares; and (2) second, the number of shares of Series A Cumulative Preferred Stock to be redeemed shall equal the number of shares of Series A Cumulative Preferred Stock which, if redeemed and the associated Warrants were exercised in full (taking account of all shares of the Company’s Common Stock issuable pursuant to Section 5(d)(iv)), would result in the issuance of a number of shares of the Company’s Common Stock equal to the Series A Portion;

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     b) the aggregate number of shares of Series B Cumulative Preferred Stock that shall be redeemed pursuant to this proviso shall be calculated as follows: (1) first, the “Series B Portion” shall equal (x) a fraction, the numerator of which is the Total Series B Shares and the denominator of which is the Total Necessary Shares multiplied by (y) the number of Available Shares; and (2) second, the number of shares of Series B Cumulative Preferred Stock to be redeemed shall equal the number of shares of Series B Cumulative Preferred Stock which, if redeemed and the associated Series B Warrants were exercised in full (taking account of all shares of the Company’s Common Stock issuable pursuant to Section 5(d)(iv) of the Series B Certificate of Designation), would result in the issuance of a number of shares of the Company’s Common Stock equal to the Series B Portion;
     c) redemptions of Series A Cumulative Preferred Stock shall be made on a pro rata basis among all holders theref in proportion to the number of shares of Series A Cumulative Preferred Stock held by each such holder; and
     d) redemptions of Series B Cumulative Preferred Stock shall be made on a pro rata basis among all holders thereof in proportion to the number of shares of Series B Cumulative Preferred Stock held by each such holder.

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Appendix A
     “2006 TRC Credit Agreement” means that certain Credit Agreement, dated as of November 24, 2006, by and among the Company, the subsidiary guarantors named therein, the lenders party thereto and Credit Suisse, Toronto Branch as Agent, as amended by that certain Amendment and Waiver No. 1 on the date hereof (as may be further amended, modified, supplemented, restated, refinanced, restructured or replaced, including a replacement with a new agent and new lenders, from time to time).
     “2006 TRC Facility” means the senior credit facility incurred by the Company pursuant to the 2006 TRC Credit Agreement or any refinancing or replacement thereof established from time to time.
     “2007 TRC Lender Warrants” means the warrants issued in connection with Amendment and Waiver No. 1 to the 2006 TRC Credit Agreement.
     “Amended and Restated Subordination Agreement (Intercompany)” means that certain Amended and Restated Subordination Agreement dated as of the date hereof among Credit Suisse, Toronto Branch, as agent under the Second Lien Credit Agreement, Credit Suisse, Toronto Branch as agent under the 2006 TRC Credit Agreement, Wells Fargo Bank, N.A., as agent under the TRC Subordinated Loan Agreement, the Company and TEC, as amended, modified or replaced.
     “Attributable Debt” means, in respect of any lease (whether characterized as an operating lease under GAAP or not) entered into by a Person or a Subsidiary thereof as lessee, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the lease payments of the lessee, including all rent and payments to be made by the lessee in connection with the return of the leased property, during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) but excluding for certainty, (a) amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges and (b) amounts payable by the lessee in connection with the exercise of any end-of-term purchase option, early buyout option, voluntary termination option or any similar amounts payable at the election of the lessee.
     “Backstop Parties Group” has the meaning set forth in the Stockholders Agreement.
     “Commodity Agreement” means any agreement for the making or taking of delivery of any commodity (including, without limitation, Petroleum Substances), any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into by the Company or a Subsidiary where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity, but shall not include any agreement for the physical sale of Petroleum Substances by the Company or a Subsidiary entered into in the ordinary course of business unless either (i) such agreement is with a bank, investment bank, securities dealer, insurance company, trust company, pension fund, institutional investor or any other financial institution or

1

any affiliate of any of the foregoing, or (ii) such agreement is entered into for hedging purposes or otherwise for the purpose of eliminating or reducing the financial risk or exposure of the Company or a Subsidiary to fluctuations in the prices of Petroleum Substances (and, for certainty, any such agreement referred to in (i) or (ii) of this definition shall constitute a “Commodity Agreement” for all purposes hereof).
     “Consolidated” refers to the consolidation of accounts in accordance with GAAP.
     “Currency Hedging Agreement” means any currency swap agreement, cross currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the Company or a Subsidiary where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon the currency exchange rates or fluctuations in currency exchange rates as in effect from time to time.
     “Debt” means, with respect to the Company, all obligations, liabilities and indebtedness of the Company and its Subsidiaries which would, in accordance with generally accepted accounting principles, be classified upon a consolidated balance sheet of the Company as liabilities of the Company and its Subsidiaries and, whether or not so classified, shall include (without duplication):
     (a) indebtedness of the Company and its Subsidiaries for borrowed money;
     (b) obligations of the Company and its Subsidiaries arising pursuant or in relation to: (i) bankers’ acceptances (including payment and reimbursement obligations in respect thereof), or (ii) letters of credit and letters or guarantee supporting obligations which would otherwise constitute Debt within the meaning of this definition or indemnities issued in connection therewith;
     (c) obligations of the Company and its Subsidiaries with respect to drawings under all other letters of credit and letters of guarantee;
     (d) obligations of the Company and its Subsidiaries under guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations relating to the indebtedness or other obligations of any other Person which would otherwise constitute Debt within the meaning of this definition and all Financial Assistance including endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business);
     (e) (i) all indebtedness of the Company and its Subsidiaries representing the deferred purchase price of any property to the extent that such indebtedness is or remains unpaid after the expiry of the customary time period for payment, provided, however that such time period shall in no event exceed 90 days, and (ii) all obligations of the Company and its Subsidiaries created or arising under any: (A) conditional sales agreement or other title retention agreement or (B) capital lease;

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     (f) all Attributable Debt of the Company and its Subsidiaries other than in respect of (i) leases of office space or (ii) operating leases, in each case entered into in the ordinary course of business;
     (g) Prepaid Obligations of the Company and its Subsidiaries;
     (h) all other long-term obligations (including the current portion thereof) upon which interest charges are customarily paid prior to default by the Company;
     (i) all indebtedness of other Persons secured by a security interest on any asset of the Company and its Subsidiaries, whether or not such indebtedness is assumed thereby; provided that the amount of such indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such indebtedness, and such indebtedness shall only be Debt to the extent recorded as a liability in accordance with GAAP; and
     (j) Financial Instrument Obligations;
but shall exclude each of the following, determined (as required) in accordance with GAAP:
     (a) accounts payable to trade creditors and accrued liabilities incurred in the ordinary course of business;
     (b) taxes payable and future taxes;
     (c) dividends or other equity distributions payable;
     (d) accrued interest not yet due and payable;
     (e) liabilities in respect of deferred reclamation costs, allowances for dismantlement and site restoration and other deferred credits and liabilities;
     (f) TRC Subordinated Loans;
     (g) preferred equity in the capital of the Company, whether existing as of the date hereof or thereafter issued (including accrued but unpaid dividends or other forms of return) which in accordance with GAAP would be classified as debt; and
     (h) obligations that arise in connection with employee incentive programs in an aggregate amount not to exceed $5,000,000 at any one time.
     “Equity Interests” means, with respect to any Person, shares: of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock’ of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the

3

purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
     “Financial Assistance” means, with respect to any Person and without duplication, any loan, guarantee, indemnity, assurance, acceptance, extension of credit, loan purchase, share purchase, equity or capital contribution, investment or other form of direct or indirect financial assistance or support of any other Person or any obligation (contingent or otherwise) intended to enable another Person to incur or pay any Debt or to comply with agreements relating thereto or otherwise to assure or protect creditors of the other Person against loss in respect of Debt of the other Person and includes any guarantee of or indemnity in respect of the Debt of the other Person and any absolute or contingent obligation to (directly or indirectly):
     (a) advance or supply funds for the payment or purchase of any Debt of any other Person;
     (b) guarantee, indemnify, hold harmless or otherwise become liable to any creditor of any other Person from or against any losses, liabilities or damages in respect of Debt; and
     (c) make an advance, loan or other extension of credit to or to make any subscription for equity, equity or capital contribution, or investment in for the purpose of maintaining the capital, working capital, solvency or general financial condition of another Person.
     The amount of any Financial Assistance is the amount of any loan or direct or indirect financial assistance or support, without duplication, given, or all Debt of the obligor to which the Financial Assistance relates, unless the Financial Assistance is limited to a determinable amount, in which case the amount of the Financial Assistance is the determinable amount.
     “Financial Instrument” means any Interest Hedging Agreement, Currency Hedging Agreement or Commodity Agreement.
     “Financial Instrument Obligation “ means any obligations arising under Financial Instruments entered into by the Company or a Subsidiary, to the extent of the net amount due or accruing, due by the Company or Subsidiary thereunder (determined by marking to market the same in accordance with their terms).
     “First Lien Cap Amount” means (i) the greater of US $40,000,000 and C$50,000,000 or (ii) if the 2006 TRC Credit Agreement is then in effect, such lesser amount as shall equal the “First Lien Cap Amount” as defined in the 2006 TRC Credit Agreement.
     “First Lien Credit Agreement” means that certain Credit Agreement dated as of July 8, 2004 with The Toronto-Dominion Bank as agent of the lenders, the lenders party thereto and TD Securities (USA) LLC as lead arranger and book manager, as amended and restated by that

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Credit Agreement dated as of December 16, 2005, as amended by the Amending Agreement dated as of April 13, 2006, as amended by the Second Amending Agreement dated as of April 26, 2006, as amended by the Third Amending Agreement dated as of October 17, 2006, as amended by the Fourth Amending Agreement dated as of November 9, 2006, as amended by the Fifth Amending Agreement dated as of November 23, 2006, as amended by the Sixth Amending Agreement dated as of April 25, 2007, and as amended by the First Lien Amendment dated as of the date hereof (as may be further amended, modified, supplemented, restated, refinanced, restructured or replaced, including a replacement with a new agent and new lenders, from time to time).
     “First Lien Facility” means the senior secured first lien revolving credit facility incurred by TEC pursuant to the First Lien Credit Agreement or any refinancing or replacement thereof established from time to time in accordance with the provisions of the Intercreditor Agreement, including a “Refinancing”, as defined in the Intercreditor Agreement.
     “GAAP” means generally accepted accounting principles.
     “Intercreditor Agreement” means the Intercreditor Agreement dated as of April 26, 2005 by and between the agent under the First Lien Credit Agreement, the agent under the Second Lien Credit Agreement and the Company, as amended by First Amendment dated as of December 16, 2005, Second Amendment dated as of April 25, 2006, Third Amendment dated as of October 12, 2006, and Fourth Amendment dated as of the date hereof, and as further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.
     “Interest Hedging Agreement” means any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the Company or a Subsidiary where the subject matter of the same is interest rates or the price, value or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt).
     “Majority Preferred Holders” has the meaning set forth in the Stockholders Agreement.
     “Material Subsidiary” means any Subsidiary of the Company which:
     (a) has Consolidated assets equal to or greater than 5.0% of the consolidated assets of the Company;
     (b) has consolidated net income equal to or greater than 5.0% of the net income of the Company determined on a consolidated basis;
     (c) owns or holds, directly or indirectly (whether through the ownership of or investments in other Subsidiaries or otherwise) any ownership interest in any proved reserves of Petroleum Substances which are included for purposes of the determination of the Borrowing Base (as defined in the First Lien Credit Agreement in effect as the date hereof); or

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     (d) is designated as a Designated Material Subsidiary, as such term is defined under Section 6.01 of the TRC Subordinated Credit Agreement.
     “P&NG Rights” means all of the right, title, estate and interest, whether contingent or absolute, Iegal or beneficial, present or future, vested or not, and whether or not an “interest in land”, of the Company and its Subsidiaries in and to any of the following, by whatever name the same are known:
     (a) rights to explore for, drill for and produce, take, save or market Petroleum Substances;
     (b) rights to a share of the production of Petroleum Substances;
     (c) rights to a share of the proceeds of, or to receive payments calculated by reference to the quantity or value of, the production of Petroleum Substances;
     (d) rights to acquire any of the rights described in subparagraphs (a) through (c) of this definition;
     (e) interests in any rights described in subparagraphs (a) through (d) of this definition; and
     (f) all extensions, renewals, replacements or amendments of or to the foregoing items described in subparagraphs (a) through (e) of this definition;
and including, without limitation, interests and rights known as working interests, royalty interests, overriding royalty interests, gross overriding royalty interests, production payments, profits interests, net profits interests, revenue interests, net revenue interests, economic interests and other interests and fractional or undivided interests in any of, the foregoing and freehold, leasehold or other interests.
     “Permitted Debt” means:
     (a) obligations relating to the TRC Subordinated Credit Facility, the associated aggregate principal amount of which shall not exceed C $120,000,000; plus the amount of interest paid in kind on such obligations less any principal amount thereof prepaid with net cash proceeds from any sale, transfer or other disposition of assets;
     (b) obligations relating to the 2006 TRC Credit Facility, the associated aggregate principal amount of which shall not exceed the sum of $270,000,000 plus the amount of interest paid in kind on such obligations, less any principal amount thereof prepaid;
     (c) obligations relating to the First Lien Facility, the associated aggregate principal amount of which shall not exceed the First Lien Cap Amount; provided that any obligations under the First Lien Facility in excess of C $10,000,000 may only be incurred in connection with and for the sole purpose of providing support for Permitted Hedging and shall require the approval of the Preferred Directors;

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     (d) obligations relating to the Second Lien Facility, the associated aggregate principal amount of which shall not exceed the Second Lien Cap Amount, less any principal amount thereof prepaid with net cash proceeds from any sale, transfer or other disposition of assets;
     (e) TRC Subordinated Loans, provided that such Debt remains subordinated to the obligations pursuant to the Amended and Restated Subordination Agreement (Intercompany) and remains subject to the Amended and Restated Subordination Agreement (Intercompany);
     (f) Financial Instrument Obligations under and pursuant to Permitted Hedging;
     (g) any Debt or obligations associated therewith owing by a Subsidiary to another Subsidiary or to the Company, by a Subsidiary to a Material Subsidiary which is a Wholly-Owned Subsidiary and by the Company or TEC to a Material Subsidiary which is a Wholly-Owned Subsidiary;
     (h) Attributable Debt of the Company or any Subsidiary arising in connection with capital leases, provided that the aggregate outstanding principal amount of such Attributable Debt shall not exceed C $10,000,000 at any one time; and (ii) Attributable Debt of the Company or any Subsidiary arising in connection with operating leases entered into in the ordinary course of business;
     (i) Purchase Money Obligations of the Company or any Subsidiary, provided that the aggregate outstanding principal amount of such Purchase Money Obligations of the Company or any Subsidiary shall not exceed C $5,000,000 at any one time;
     (j) Debt incurred by the Company or any Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Company or a Subsidiary pursuant to such agreements, in connection with acquisitions, investments or dispositions permitted hereunder;
     (k) Debt consisting of Financial Assistance, which underlying debt is permitted under the definition of Permitted Debt; and
     (l) Debt of the Company and its Subsidiaries which is not otherwise Permitted Debt; provided that the principal amount of such Debt does not, in the aggregate at any time, exceed C $10,000,000.
     “Permitted Dispositions” means:
     (a) sales, leases, transfers and other dispositions of assets (including, without limitation, any volume metric production payment, farm out or sale lease back) where the aggregate net proceeds received by the Company and its Subsidiaries do not exceed, in the aggregate, C $100,000,000 in any consecutive eighteen (18) month period;

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     (b) a sale or disposition of P&NG Rights (and related tangibles) resulting from any pooling or unitization entered into in the ordinary course of business and in accordance with sound industry practice when, in the reasonable judgment of the Company, it is necessary to do so in order to facilitate the orderly exploration, development or operation of such P&NG Rights;
     (c) a sale or disposition by the Company or any of its Subsidiaries in the ordinary course of business and in accordance with sound industry practice of tangible Personal property that is obsolete, no longer useful for its intended purpose or being replaced in the ordinary course of business;
     (d) a sale or disposition of assets (including shares or ownership interests) by a Subsidiary to the Company or any other Material Subsidiary which is a Wholly-Owned Subsidiary and by the Company to a Material Subsidiary which is a Wholly-Owned Subsidiary;
     (e) any transfers of assets upon a dissolution of a Subsidiary into the Company or a Wholly-Owned Subsidiary of the Company; and
     (f) any sale or disposition of Petroleum Substances in the ordinary course of business.
     “Permitted Hedging” means Financial Instruments which are entered into in the ordinary course of business and for hedging purposes and not for speculative purposes (determined, where relevant, by reference to GAAP); provided that at all times: (a) no such contract requires the Company or its Subsidiaries to put up money, assets or other security (excluding unsecured letters of credit and, to the extent expressly permitted under the Second Lien Credit Agreement, Collateral (as defined in the Second Lien Credit Agreement) under the Collateral Documents (as defined in the Second Lien Credit Agreement) or collateral under the First Lien Credit Agreement) against the event of its nonperformance prior to actual default by the Company or its Subsidiaries in performing its obligations thereunder and (b) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who at the time the contract is made is rated at least A- by Standard and Poor’s Rating Group or A3 by Moody’s Investor Services, Inc.
     “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
     “Petroleum Substances” means any one or more of crude oil, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.
     “Preferred Directors” has the meaning set forth in the Stockholders Agreement.
     “Prepaid Obligations” means “take-or-pay”, forward sale, prepaid or similar liabilities of a Person whereby such Person is obligated to settle, at some future date, an obligation in respect

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of Petroleum Substances, whether by deliveries (accelerated or otherwise) of Petroleum Substances, the payment of money or otherwise however, including the transfer of any Petroleum Substances, whether in place or when produced, for a period of time until, or of an amount such that, the lender or purchaser will realize therefrom a specified amount of money (however determined, including by reference to interest rates or other factors which may not be fixed) or a specified amount of such products or any interest in property of the character commonly referred to as a “production payment” and all such obligations for which such Person is liable without having received and retained a payment therefor or having assumed such obligation.
     “Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals or refundings of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.
     “Related Party” means any Person which is any one or more of the following: (a) an Affiliate of the Company or any Subsidiary thereof; (b) a shareholder or partner of the Company, TEC or any Subsidiary which, together with all Affiliates of such Person, owns or controls, directly or indirectly, more than 10% of the shares, capital or other ownership interests (however designated) of any of the foregoing, or an Affiliate of any such shareholder or partner; (c) a member of the Backstop Parties Group or an Affiliate of any such member, and (d) an officer or director of the Company, TEC or any Subsidiary which, together with all Affiliates of such Person, has the power to vote, directly or indirectly more than 10% of the Voting Interests of any of the foregoing.
     “Required Backstop Parties” has the meaning set forth in the Stockholders Agreement.
     “Second Lien Cap Amount” means $500,000,000; provided, that, if the Company delivers a Second Lien Incremental Borrowing Notice (as such term is defined in the 2006 TRC Credit Agreement) in accordance with the TRC Subordinated Loan Agreement, the Second Lien Cap Amount will increase dollar for dollar up to $550,000,000 by the principal amount of incremental obligations incurred tinder the Second Lien Facility during the Second Lien Special Interest Period (as such term is defined in the TRC Subordinated Loan Agreement), plus the incremental principal amounts arising from payment-in-kind of interest on each such incremental obligation under the Second Lien Facility (including the incremental principal amounts arising out of such payment-in-kind) accrued during the period of twelve months from the date each such incremental obligation under the Second Lien Facility is incurred.
     “Second Lien Credit Agreement” mean that Amended and Restated Credit Agreement dated as of April 25, 2006 among TEC, the guarantors party thereto, the lenders defined therein and Credit Suisse, Toronto Branch as administrative agent and collateral agent, as amended by Amendment No. 1 dated as of October 12, 2006, as further amended by Amendment No. 2 dated as of April 12, 2007 and as amended by Amendment No. 3 (as may be further amended,

9

modified, supplemented, restated, refinanced, restructured or replaced, including a replacement with a new agent and new lenders, from time to time).
     “Second Lien Facility” means the senior secured second lien credit facility incurred by TEC pursuant to the Second Lien Credit Agreement or any refinancing or replacement thereof established from time to time, which for greater certainty will include any other facility created under the Second Lien Credit Agreement to provide the Second Lien Additional Financial Support (as such term is defined in the TRC Subordinated Loan Agreement) consistent with the definition of Second Lien Cap Amount herein.
     “Series B Cumulative Preferred Stock” means the Series B Cumulative Preferred Stock of the Company, par value $0.0001 per share.
     “Stockholders Agreement” means the Fourth Amended and Restated Stockholders Agreement, effective as of August 20, 2007, by and among the Company, the stockholders of the Company, TEC, the shareholders of TEC and the members of the Backstop Parties Group, as such agreement may be amended or modified from time to time.
     “Sub Debt Warrants” means the warrants issued to the Backstop Parities Group in connection with the TRC Subordinated Loan Agreement and the warrants issued the lenders party to the 2006 TRC Credit Agreement in connection with Amendment and Waiver No. I thereto.
     “Subsidiary” means, with respect to any Person:
     (a) any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by such Person or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries;
     (b) any partnership of which, at the time, such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases, other than a partnership created solely to hold Equity Interests in the Company or its Subsidiaries and that is not involved in the business of the Company or its Subsidiaries; or
     (c) any other Person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries, provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Subsidiary” or

10

“Subsidiaries” shall be and shall be deemed to be references to Subsidiaries of the Company.
     “TEC” means Trident Exploration Corp., a Nova Scotia unlimited liability company.
     “TRC Subordinated Credit Facility” means the subordinated unsecured credit facility incurred by the Company pursuant to the TRC Subordinated Loan Agreement or any refinancing or replacement thereof established from time to time.
     “TRC Subordinated Lender” means the Company or any Subsidiary of the Company.
     “TRC Subordinated Loan Agreement” means that certain TRC Subordinated Loan Agreement dated as of the date hereof among the Company, the subsidiary guarantors named therein, the Lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent for the Lenders party thereto, as may be as amended, modified or replaced.
     “TRC Subordinated Loans” means one or more unsecured loans made by a TRC Subordinated Lender to TEC that is subject at all times to the Amended and Restated Subordination Agreement (Intercompany).
     “Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     “Wholly Owned Subsidiary” means a Subsidiary which is also:
     (a) a corporation, all of the issued and outstanding shares in the capital of which are beneficially held by:
     (i) the Company;
     (ii) TEC;
     (iii) the Company, TEC and one or more corporations, all of the issued and outstanding shares in the capital of which are held by the Company or TEC; or
     (iv) two or more corporations, all of the issued and outstanding shares in the capital of which are held by the Company or TEC;
     (b) a corporation which is a Wholly-Owned Subsidiary of a corporation that is a Wholly-Owned Subsidiary of the Company or TEC;
     (c) a partnership, all of the partners of which are the Company, TEC and/or Wholly-Owned Subsidiaries of the Company or TEC.

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provided, that notwithstanding the foregoing TEC shall be deemed to be a Wholly-Owned Subsidiary of the Company.

12

Exhibit B
Rights, Preferences, Powers, Privileges and Restrictions, Qualifications and Limitations of
Series B Preferred Stock
See attached

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION
OF
SERIES B CUMULATIVE PREFERRED STOCK
OF
TRIDENT RESOURCES CORP.
     Trident Resources Corp., a Delaware corporation (the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company, as required by Section 151 of the Delaware General Corporation law pursuant to a unanimous written consent in lieu of a meeting of the Board of Directors:
     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the “Board of Directors”) by the provisions of the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), there is hereby created, out of the ten million (10,000,000) shares of preferred stock, par value $0.0001 per share, of the Company authorized in Article Fourth of the Certificate of Incorporation (the “Preferred Stock”), a series of the Preferred Stock consisting of two million (2,000,000) shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock).
Section 1. Designation of Series B Cumulative Preferred Stock.
     (a) The series of shares of Preferred Stock created hereby shall be designated the “Series B Cumulative Preferred Stock” and the authorized number of shares constituting such series shall be two million (2,000,000). The Series B Cumulative Preferred Stock shall rank senior to the Company’s common stock, par value $0.0001 per share (“Common Stock”), as to dividends and distributions and as to distributions of assets upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary and rank pari passu with the Company’s Series A Cumulative Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), as to dividends and distributions and as to distributions of assets upon the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary. All dollar amounts set forth herein are in U.S. dollars unless otherwise specified.
Section 2. Dividends.
     (a) Regular Dividends. Each holder of a share of Series B Cumulative Preferred Stock will be entitled to receive dividends on the Face Amount (as defined in Section 3(a)) at the rates specified in Section 2(b) (and on accrued but unpaid Regular Dividends at the rates set forth in Section 2(c)) from the Original Issuance Date (as defined in Section 2(d)) to and including the earlier of (i) the date upon which the applicable share is redeemed and (ii) the date of a Liquidation (as defined in Section 3(a)) of the Company (such dividends, together with any dividends that accrue on such dividends pursuant to Section 2(c) below, shall be collectively referred to as the “Regular Dividends”). The Regular Dividends shall be cumulative and shall accrue on a daily basis whether or not declared by the Board of Directors and whether or not there are profits, surplus or other funds legally available for the payment of the Regular Dividends. The Company shall have the option but not the obligation to pay the Regular Dividends quarterly in cash on or before the thirtieth day after the last day of the quarter in which they accrued to the holder of record of each share of Series B Cumulative Preferred Stock as of the close of business on the tenth business day prior to the date of payment. Regular Dividends that are not paid in accordance with the previous sentence shall accrue and compound as set forth in Section 2(c) below.
     (b) Rate of Accrual. The Regular Dividends shall accrue on each share of the Series B Cumulative Preferred Stock at the annual rate of 7.0% of the Face Amount.
     (c) Accrual on Accrued but Unpaid Dividends. Any accrued Regular Dividends that are not paid in cash on or before the thirtieth day after the last day of the quarter in which they accrued shall, beginning on the first day of the quarter commencing immediately after the quarter in which such Regular Dividends accrued and for so long as such Regular Dividends are unpaid, (i) accrue dividends at an annual rate of 7.0% of the aggregate amount of the accrued and unpaid Regular Dividends and the accrued and compounded dividends on such Regular Dividends and compounded dividends on such Regular Dividends, and (ii) compound monthly.
     (d) Certain Definitions. The term “Original Issuance Date” means, as to each share of Series B Cumulative Preferred Stock, the date such share is issued.
     (e) Additional Dividends. In addition to Regular Dividends, in the event any dividends are declared or paid or any other distribution is made on or with respect to the Company’s Common Stock or any Preferred Stock ranking junior to the Series B Cumulative Preferred Stock as to dividend rights (the “Junior Preferred”), the holders of the Series B Cumulative Preferred Stock as of the close of business of the record date established by the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive as additional dividends (the “Additional Dividends”) an amount (whether in the form of cash, securities or other property) per share of Series B Cumulative Preferred Stock equal to the amount (and in the form) of the dividends or distribution payable per share to the holders of Common Stock, such Additional Dividends to be payable on the same payment date as the payment date of the dividend on the Common Stock; provided, however, that no dividend or distribution payable in Common Stock shall be payable in respect of the Series B Cumulative Preferred Stock.
     (f) Priority of Dividends. No dividend shall be paid or declared on any share of Common Stock, unless (i) all accrued Regular Dividends on the Series B Cumulative Preferred Stock have been paid in full in compliance with the provisions hereof and (ii) such dividends on the Common Stock are paid or declared in full compliance with the provisions of Section 2(e) above. The payment of Regular Dividends on the Series B Cumulative Preferred Stock shall be (i) junior to the payment of dividends on any class or series of Preferred Stock or other class or series of the Company’s capital stock ranking senior as to dividend rights, (ii) payable on a pari passu basis with any payment of dividends on any class or series of Preferred Stock or any other class or series of the Company’s capital stock ranking pari passu as to dividend rights to the Series B Cumulative Preferred Stock including the Series A Cumulative Preferred Stock, and (iii) payable prior to any payment of dividends to the holders of the Common Stock or any class or series of Preferred Stock or other class or series of the Company’s capital stock ranking junior as to dividend rights to the Series B Cumulative Preferred Stock.
     (g) Upon and immediately prior to the redemption of any share of Series B Cumulative Preferred Stock, all accrued and unpaid Regular Dividends and Additional Dividends on such share shall be paid in accordance with Section 5(d)(iv) below.
     (h) Notwithstanding the foregoing or any other provision of this Certificate of Designation, the declaration and payment of all dividends in cash or in shares of Common Stock (as provided by Section 5(d)(iv)) shall be subject to the provisions of Delaware General Corporation Law governing distributions on equity securities.
Section 3. Liquidation Preference.
     (a) Liquidation. In the event of a liquidation, dissolution, liquidating bankruptcy, or winding-up of the Company or other distribution of the assets of the Company among its stockholders for the purpose of winding up the Company’s affairs, whether voluntary or involuntary (a “Liquidation”), each holder of the Series B Cumulative Preferred Stock shall be entitled to receive, per share of such Series B Cumulative Preferred Stock so held, out of the available assets of the Company, an amount equal to (A) $62.50 (the “Face Amount”), plus (B) the amount of any accrued and unpaid Regular Dividends as of such date, plus (C) any declared but unpaid Additional Dividends as of such date (the sum of such amounts for all Series B Cumulative Preferred Stock then outstanding collectively being the “Series B Liquidation Preference”).
     (b) Priority. The payment of the amount specified in Section 3(a) shall be made (i) after any payment shall be made or any assets distributed to the holders of any class or series of Preferred Stock or other class or series of the Company’s capital stock ranking senior as to liquidation rights to the Series B Cumulative Preferred Stock, (ii) simultaneously with any payment that shall be made or any assets distributed to the holders of any class or series of Preferred Stock or any other class or series of the Company’s capital stock ranking pari passu as to liquidation rights to the Series B Cumulative Preferred Stock (including the Series A Cumulative Preferred Stock) (“Pari Passu Stock”), and (iii) before any payment shall be made or any assets distributed to the holders of the Common Stock or any class or series of Preferred Stock or other class or series of the Company’s capital stock ranking junior as to liquidation rights to the Series B Cumulative Preferred Stock. After payment in full of the amount specified in Section 3(a), the holders of Series B Cumulative Preferred Stock shall not be entitled to any further payment or distribution of assets of the Company. If, upon any Liquidation, after payment shall be made or assets distributed to the holders of any class or series of Preferred Stock or other class or series of the Company’s capital stock ranking senior as to liquidation rights to the Series B Cumulative Preferred Stock, the remaining assets available for payment of the Series B Liquidation Preference and any liquidation preference associated with any outstanding Pari Passu Stock (the “Pari Passu Liquidation Preference”) are insufficient to permit the payment to the holders of the Series B Cumulative Preferred Stock and such Pari Passu Stock of the full Series B Liquidation Preference and the Pari Passu Liquidation Preference, as applicable, then all the remaining available assets shall be distributed ratably among the holders of the then outstanding Series B Cumulative Preferred Stock and Pari Passu Stock in proportion to the Series B Liquidation Preference and Pari Passu Liquidation Preference of each such holder.
     (c) Valuation. Whenever any distribution provided for hereunder shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or property as determined in good faith by a majority of the Board of Directors of the Company.
Section 4. Voting Rights.
     (a) General. The holders of outstanding shares of the Series B Cumulative Preferred Stock:
     (i) shall be entitled to vote together with the holders of the Common Stock and the Series A Cumulative Preferred Stock as a single class on all matters submitted for a vote of holders of Common Stock;
     (ii) shall have such other voting rights as are specified in the Certificate of Incorporation or as otherwise provided by the Delaware General Corporation Law; and
     (iii) shall be entitled to receive notice of any stockholders’ meeting in accordance with the Certificate of Incorporation and bylaws of the Company.
     For purposes of the voting rights set forth in this Section 4(a), each holder of Series B Cumulative Preferred Stock shall be entitled to cast one vote for each share of Series B Cumulative Preferred Stock then held.
     (b) Separate Series Vote. So long as any shares of Series B Cumulative Preferred Stock remain outstanding, the Company shall not take any of the following actions without the consent of the holders of at least a majority of the then outstanding shares of Series B Cumulative Preferred Stock:
     (i) amend this Certificate of Designation or the Amended and Restated Certificate Of Designation of Series A Cumulative Preferred Stock of the Company (the “Series A Certificate of Designation”);
     (ii) amend or waive any provision of the Company’s Certificate of Incorporation or the Company’s bylaws if such amendment or waiver would adversely affect the rights of the holders of the Series B Cumulative Preferred Stock;
     (iii) other than pursuant to contractual obligations of the Company or TEC in existence on March 10, 2005, and other than to former, current or future employees, officers, directors and consultants of the Company or TEC, cause TEC to issue shares of capital stock, or securities convertible into, or exercisable or exchangeable for, shares of the capital stock of TEC, to any party other than the Company or any entity directly or indirectly wholly owned by the Company;
     (iv) cause TEC to pay or declare dividends in respect of any class of its capital stock, other than dividends 100% of which are payable to the Company or any entity directly or indirectly wholly owned by the Company, dividends in respect of TEC’s outstanding preferred stock as of March 10, 2005, and dividends declared or paid in respect of TEC’s outstanding common stock as of March 10, 2005 issued in connection with a transaction that involves the redemption, repurchase, cancellation, exchange or conversion of any such shares;
     (v) purchase or redeem any shares of the Common Stock of the Company, or any shares of Preferred Stock of the Company the rights, priorities or preferences of which are junior to those of the Series B Cumulative Preferred Stock with respect to dividend rights or liquidation rights (provided, that consent by holders of the Series B Cumulative Preferred Stock to such purchases and redemptions shall not be unreasonably withheld), other than (i) the repurchase or redemption, from any former, current or future employees, officers, directors and consultants of the Company or TEC, of Common Stock of the Company, or options to purchase Common Stock of the Company and (ii) repurchases of Common Stock of the Company pursuant to the satisfaction of exercised put rights of all Warrants (as set forth in Section 7 of each Warrant) associated with the shares of Series B Cumulative Preferred Stock, the Series A Cumulative Preferred Stock or any series of Preferred Stock which may from time to time come into existence;
     (vi) cause TEC to purchase or redeem any shares of capital stock of TEC, or securities convertible into, or exercisable or exchangeable for, shares of capital stock of TEC, other than (a) any purchase, redemption, cancellation, exchange or conversion of the shares of TEC’s outstanding preferred stock as of March 10, 2005, (b) any purchase or redemption pursuant to any contractual obligation of the Company or TEC in existence on March 10, 2005 (c) any purchase or redemption of shares of capital stock of TEC owned by the Company or entity directly or indirectly wholly owned by the Company, (d) any purchase or redemption from current, former or future employees, officers, directors and consultants of the Company or TEC, and (e) any purchase, redemption, cancellation, exchange or conversion of TEC’s outstanding common stock as of March 10, 2005;

     (vii) after March 10, 2009, enter (or cause or permit TEC to enter) into any credit, debt or other agreement, facility or instrument of the Company or TEC that matures or terminates after March 10, 2013 and which contains a Put Restriction (as defined in Section 4(c) below) that applies on March 10, 2013;
     (viii) after March 10, 2009, amend (or cause or permit TEC to amend) any then existing credit, debt or other agreement, facility or instrument of the Company or TEC that matures or terminates after March 10, 2013 (or which by such amendment would mature on or after March 10, 2013) in a manner that adds to such credit, debt or other agreement, facility or instrument a Put Restriction that applies on March 10, 2013;
     (ix) after March 10, 2009, amend (or cause or permit TEC to amend) any then existing credit, debt or other agreement, facility or instrument of the Company or TEC that contains a Put Restriction to extend the date of maturity or termination to a date that is on or after March 10, 2013 if and only if, under such credit, debt or other agreement, facility or instrument as amended, the Put Restriction is also extended to apply on March 10, 2013; or
     (x) after March 10, 2009, amend (or cause or permit TEC to amend) any then existing credit agreement or facility of the Company or TEC that matures or terminates after March 10, 2013 and which contains a Put Restriction that applies on March 10, 2013 in a manner that increases the stated dollar maximum borrowing amount under such agreement, facility or instrument.
     (c) Preferred Class Vote. So long as any shares of Series A Cumulative Preferred Stock remain outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions without the consent of the holders of at least a majority of the then outstanding shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock, voting together as single class with each holder of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock being entitled to cast one vote for each share of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock then held (with terms used in this paragraph (c) and not otherwise defined herein having the meanings set forth in Appendix A hereto):
     (i) other than the Series B Cumulative Preferred Stock outstanding as of August 17, 2007, authorize for issuance or issue any class or series of Preferred Stock or other class or series of the Company’s capital stock with rights, priorities or preferences senior to or on parity with those of the Series A Cumulative Preferred Stock (any such class or series being “Senior Stock”), including without limitation (i) in respect of the right to receive dividends, (ii) in respect of the right to receive assets upon the liquidation, dissolution or winding up of the affairs of the Company, or (iii) in respect of redemption or repurchase rights (it being understood and agreed that any class or series of Preferred Stock or other class or series of the Company’s capital stock which are permitted to be redeemed or repurchased by the Company or any of its direct or indirect subsidiaries, or which the Company of any of its direct or indirect subsidiaries could be obligated to redeem or repurchase, at any time the Series A Cumulative Preferred Stock remains outstanding shall constitute Senior Stock for all purposes hereof);
     (ii) create, incur or suffer to exist any Debt, except for Permitted Debt;
     (iii) except in respect of transactions between or among the Company and/or one or more of its Wholly-Owned Subsidiaries, enter into any contract, agreement or transaction whatsoever, including for the sale, purchase, lease or other dealing in any property or the provision of any services (other than (i) office and administration services provided in the ordinary course of business or (ii) acting as a director of the Company or one or more of its Subsidiaries), with any Related Party; and
     (iv) sell, lease, transfer or otherwise dispose of any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except for Permitted Dispositions.
     (d) For purposes of the foregoing, “Put Restriction” shall mean a provision in any credit, debt or other agreement, facility or instrument of the Company or any of its subsidiaries or affiliates that prevents, restricts, limits or otherwise would prevent (i) the Company from, on March 10, 2013, satisfying in full in cash all put rights (as set forth in Section 7 of each Warrant) of all Warrants associated with all then outstanding shares of Series A Cumulative Preferred Stock or (ii) TEC from, on March 10, 2013, making cash payments to the Company in an amount sufficient for the Company to satisfy such put rights in full in cash.
Section 5. Redemption.
Each share of Series B Cumulative Preferred Stock shall be redeemable at the Redemption Price (as determined pursuant to Section 5(d)(iii)) and on the Redemption Date (as determined pursuant to Section 5(d)(ii)), and in accordance with the other provisions of this Section 5 as set forth below.
     (a) Mandatory Redemption. Upon the earlier of:
     (i) a Qualified Public Offering (as defined below); or
     (ii) (subject to the qualification in this Section 5(a) below) March 10, 2013, each of the then issued and outstanding shares of Series B Cumulative Preferred Stock shall be redeemed by the Company on the Redemption Date (as determined in Section 5(d)(ii)(a) or (b), as applicable) for an amount per share equal to the Redemption Price. Notwithstanding the foregoing, if on March 10, 2013, due to (i) a Debt Restriction, or (ii) applicable provisions of Delaware law regarding repurchase of shares of capital stock for cash (each a “Redemption Restriction”), the Company is unable to satisfy in cash all exercised put rights of all outstanding Warrants (as set forth in Section 7 of each Warrant) associated with all of the then outstanding shares of Series B Cumulative Preferred Stock, then the mandatory redemption pursuant to Section 5(a)(ii) shall be delayed until the date upon which all Redemption Restrictions no longer exist. The term “Debt Restriction” means (A) any provision of a Debt Instrument (as defined below) restricts the right or power of the Company to pay cash dividends, or (B) any provision of a Debt Instrument or the terms of any outstanding preferred capital stock of TEC restricts the right or power of TEC to pay cash dividends, make any return of capital in cash, lend money or repay indebtedness to the Company. The term “Debt Instrument” means any instrument, agreement, security or facility pursuant to which the Company or TEC is a primary or secondary obligor, including as a borrower or guarantor, whether absolute or contingent, for obligations characterized as indebtedness under accounting principles generally accepted in the United States, whether or not there are any amounts outstanding under such instrument, agreement, security or facility and whether or not such instrument, agreement, security or facility is then terminable by the Company or TEC.
     (b) Redemption at the Company’s Option.
     (i) At any time after March 10, 2008, subject to the limitations set forth in Section 7.1 of the associated Warrant, the Company may redeem on the Redemption Date (as determined in Section 5(d)(ii)(c)) any or all of the then outstanding shares of Series B Cumulative Preferred Stock for an amount per share equal to the Redemption Price; provided that, if the Company elects to redeem less than all of the then outstanding shares of Series B Cumulative Preferred Stock, then such shares shall be redeemed ratably among the holders of the then outstanding shares of Series B Cumulative Preferred Stock.
     (ii) In connection with a Change of Control (as defined in Section 5(e)(iii)), subject to the limitations set forth in Section 7.1 of the associated Warrant, the Company may on the Redemption Date (as determined in Section 5(d)(ii)(d)) redeem any or all of the then outstanding shares of Series B Cumulative Preferred Stock for an amount per share equal to the Redemption Price; provided that, if the Company elects to redeem less than all of the then outstanding shares of Series B Cumulative Preferred Stock, then such shares shall be redeemed ratably among the holders of the then outstanding shares of Series B Cumulative Preferred Stock.
     (c) Redemption at the Holder’s Option.
     (i) At any time after March 10, 2008, any holder of shares of Series B Cumulative Preferred Stock may require the Company to redeem on the Redemption Date (as determined in Section 5(d)(ii)(e)) all, but not less than all, of the shares of Series B Cumulative Preferred Stock held by such holder for an amount per share equal to the Redemption Price.
     (ii) In connection with a Change of Control, each holder of shares of Series B Cumulative Preferred Stock may require the Company to redeem on the

Redemption Date (as determined in Section 5(d)(ii)(f)) any or all of such holder’s shares of Series B Cumulative Preferred Stock, for an amount per share equal to the Redemption Price.
     (iii) At any time after February 17, 2010, the holders of a majority of the then outstanding shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock, taken together as single class with each share of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock being treated as a single share for purposes of determining such majority, may require the Company to redeem on the Redemption Date (as determined in Section 5(d)(ii)(g)) all, but not less than all, of the then outstanding shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock for an amount per share equal to the Redemption Price.
     (d) Redemption Procedures. The Company and the holders of the outstanding shares of Series B Cumulative Preferred Stock shall effect the redemption of any shares of Series B Cumulative Preferred Stock according to the following redemption procedures:
     (i) Notice of the redemption shall be provided as follows:
     a) Within ten business days after an initial filing by the Company of a registration statement on Form S-1, which registration statement relates to an anticipated Qualified Public Offering, the Company shall provide written notice of such filing to each holder of shares of Series B Cumulative Preferred Stock. However, the Company is not required to provide the holders, of the shares of Series B Cumulative Preferred Stock with any advance notice of the Redemption Date in connection with the redemption of any shares of Series B Cumulative Preferred Stock pursuant to Section 5(a)(i).
     b) In connection with the redemption of any shares of Series B Cumulative Preferred Stock pursuant to Section 5(a)(ii), at least 120 days prior to the Redemption Date, the Company shall provide written notice of such Redemption Date to each holder of Series B Cumulative Preferred Stock; provided, that if a Redemption Restriction exists on March 10, 2013, the Company shall not be required to provide subsequent notice of the cessation of any Redemption Restriction.
     c) In connection with the redemption of any shares of Series B Cumulative Preferred Stock pursuant to Section 5(b)(i), the Company shall provide to each holder of shares of Series B Cumulative Preferred Stock written notice of the Redemption Date and the number of shares to be redeemed at least 30 days in advance of the Redemption Date.
     d) In connection with any Change of Control (whether or not the Company intends to effect the redemption of any shares of Series B

Cumulative Preferred Stock pursuant to Section 5(b)(ii)), the Company shall provide to each holder of shares of Series B Cumulative Preferred Stock written notice of the anticipated date of the closing of the transaction or transactions by which the Change of Control occurs either (i) at least 30 days in advance of the Change of Control or (ii) fewer than 30 days prior to the Change of Control; provided that, if the Company provides such notice fewer than 30 days prior to the Change of Control, the Company shall (i) set aside and make available for payment an amount of cash (or, to the extent payable in accordance with Section 5(d)(iv), a number of shares of Common Stock (or if as a result of such Change of Control the Company merges with another entity and is not the survivor or the Common Stock otherwise would no longer exist, the amount of cash, securities or other property that would be received by a holder of that number of shares of the Company’s Common Stock)), sufficient to pay the aggregate accrued and unpaid Regular Dividends and Additional Dividends as of the later of the date of the Change of Control, or, if applicable, the Redemption Date and (ii) make similar provisions for the Warrant associated with each then outstanding share of Series B Cumulative Preferred Stock (in lieu of setting aside an amount equal to the Redemption Price of the outstanding shares of Series B Cumulative Preferred Stock). If the Company elects to redeem any shares of Series B Cumulative Preferred Stock pursuant to Section 5(b)(ii), it shall include in each such written notice of the Change of Control notice of the anticipated Redemption Date and the number of shares to be redeemed. If the Change of Control does not occur, then the shares of Series B Cumulative Preferred Stock shall not be redeemed, all notices given pursuant to this Section 5(d)(i)(d) shall be deemed revoked, and the Company shall deliver notice to the holders of the Series B Cumulative Preferred Stock that the Change of Control will not be consummated.
     e) In connection with the redemption of any shares of Series B Cumulative Preferred Stock pursuant to Section 5(c)(i), the holder thereof shall deliver to the Company written notice of such holder’s election to redeem and the Redemption Date at least 90 days in advance of such Redemption Date.
     f) In connection with any Change of Control, the Company shall provide to each holder of shares of Series B Cumulative Preferred Stock written notice of the anticipated date of the Change of Control (i) at least 30 days in advance of the Change of Control or (ii) fewer than 30 days prior to the Change of Control (provided that the Company in such a circumstance comply with the procedures set forth in Section 5(d)(i)(d) above). Any holder of Series B Cumulative Preferred Stock that elects to redeem any or all of his or her shares pursuant to Section 5(c)(ii) shall deliver notice of such election and the number of the shares to be redeemed to the Company within 10 days of the date the Company provides the notice of the Change of Control. If the Change of Control does not occur, then no shares of Series B Cumulative Preferred Stock shall be redeemed pursuant to Section 5(c)(ii), the Redemption Date shall not occur, all notices given pursuant to this Section 5(d)(i)(f) shall be deemed revoked, and the Company shall deliver notice to the holders of the Series B Cumulative Preferred Stock that the Change of Control will not be consummated.
     g) In connection with the redemption of the shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock pursuant to Section 5(c)(iii), such majority shall deliver to the Company written notice of the election to redeem and the Redemption Date, which must be at least 30 days in advance of such Redemption Date.
     h) All notices to be provided pursuant to this Section 5 by the Company to any holder of the Series B Cumulative Preferred Stock shall be sent by the Company via registered mail service to the holders of record. All notices to be provided pursuant to this Section 5 by any holder of the Series B Cumulative Preferred Stock to the Company shall be sent by such holder to the Company via registered mail service. Absent evidence of prior actual receipt, all notices to be provided pursuant to this Section 5 by the Company to any holder of Series B Cumulative Preferred Stock or by any such holder to the Company shall be deemed to be “provided” on the next calendar day after being registered in the possession of a registered mail service.
     (ii) With respect to the redemption of any share of the Series B Cumulative Preferred Stock, the “Redemption Date” shall be determined as follows:
     a) With respect to a redemption pursuant to Section 5(a)(i), the date of the closing of a Qualified Public Offering.
     b) With respect to a redemption pursuant to Section 5(a)(ii), the later of March 10, 2013 or the first date after March 10, 2013 upon which no Redemption Restriction exists; provided that if prior to such date an initial public offering of the Company’s Common Stock which is not a Qualified Public Offering (a “Non Qualified IPO”) shall have been consummated and such Redemption Date would fall on a date not later than the twenty fifth trading day after such Non Qualified IPO, such Redemption Date shall be delayed until the twenty fifth trading day after the closing of such Non Qualified IPO.
     c) With respect to a redemption pursuant to Section 5(b)(i), the date specified as the Redemption Date in the notice mailed by the Company pursuant to Section 5(d)(i)(c); provided that if prior to such date a Non Qualified IPO shall have been consummated and such Redemption Date would fall on a date not later than the twenty fifth trading day after such Non Qualified IPO, such Redemption Date shall be delayed until the twenty fifth trading day after the closing of such Non Qualified IPO.
     d) With respect to a redemption pursuant to Section 5(b)(ii), the date that is the later of (i) the date of the consummation of the transaction or transactions constituting the Change of Control and (ii) the thirtieth (30th) day after the date the Company provides written notice of the potential Change of Control pursuant to Section 5(d)(i)(d).
     e) With respect to a redemption pursuant to Section 5(c)(i), the date set forth in the written notice provided by the holder pursuant to Section 5(d)(i)(e); provided that such date may not be any earlier than the ninetieth (90th) calendar day after the date the holder provides such written notice to the Company, and further provided that if prior to such date a Non Qualified IPO shall have been consummated and such Redemption Date would fall on a date not later than the twenty fifth trading day after such Non Qualified IPO, such Redemption Date shall be delayed until the twenty fifth trading day after the closing of such Non Qualified IPO.
     f) With respect to a redemption pursuant to Section 5(c)(ii), the date that is the later of (i) the date of the consummation of the transaction or transactions constituting the Change of Control and (ii) the thirtieth (30th) day after the date the Company provides written notice of the potential Change of Control pursuant to Section 5(d)(i)(f).
     g) With respect to a redemption pursuant to Section 5(c)(iii), the date set forth in the written notice provided by the holders pursuant to Section 5(d)(i)(g) (which date shall be at least ten (10) business days after the final determination of the valuation of Common Stock issued in connection with such redemption, as determined pursuant to Section 5(f)(v)); provided that such date may not be any earlier than the ninetieth (90th) calendar day after the date the holders provide such written notice to the Company.
     (iii) The “Redemption Price” per share of Series B Cumulative Preferred Stock shall be equal to $40, subject to adjustment as set forth below. Such Redemption Price shall be paid to the holder of record as of the close of business the business day prior to the Redemption Date of the share of Series B Cumulative Preferred Stock that is to be redeemed. If the funds of the Company legally available for redemption of shares of Series B Cumulative Preferred Stock on any Redemption Date are insufficient to pay the Redemption Price of the total number of shares to be redeemed on such date, those funds which are legally available shall be used to first pay the Redemption Price applicable to the maximum possible number of shares of Series B Cumulative Preferred Stock redeemable on such Redemption Date ratably among the holders of the then outstanding shares of Series B Cumulative Preferred Stock to be redeemed. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series B Cumulative Preferred Stock, such funds shall immediately be used to pay the Redemption Price of the balance of the shares which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed.
Each share of Series B Cumulative Preferred Stock shall be issued in conjunction with the sale of an associated warrant to purchase the Company’s Common Stock (a “Warrant,” and together with the associated share of Series B Cumulative Preferred Stock, a “Unit”) with an exercise price equal to the Redemption Price. For Canadian tax purposes the total purchase price paid by the initial purchasers for each Unit must be allocated between the share of Series B Cumulative Preferred Stock and the associated Warrant on a reasonable basis. The Redemption Price is equal to the amount of the initial purchase price for each Unit allocated to each share of Series B Cumulative Preferred Stock included in such Unit based on a financial value allocation calculation for allocating value among the share of Series B Cumulative Preferred Stock and its associated Warrant (the “Allocation”). If a Canadian federal tax authority having jurisdiction in the matter should at any time issue or propose to issue an assessment or reassessment which imposes or would impose liability for Canadian tax on the basis that the Allocation is unreasonable and if the Company agrees with such assessment or reassessment, or a Court or tribunal having jurisdiction in the matter agrees with such assessment or reassessment and all appeal rights have been exhausted or if all times for appeals have expired without appeals having been taken, then the Allocation shall be adjusted retroactively to reflect an appropriate re-allocation and the Redemption Price of the Series B Cumulative Preferred Stock shall be adjusted retroactively to the date of issuance of the shares of Series B Cumulative Preferred Stock, to equal the amount of the initial purchase price for the Unit allocated under such re-allocation to each share of Series B Cumulative Preferred Stock. In these circumstances, the exercise price of each associated Warrant will also be retroactively adjusted to equal the Redemption Price as adjusted hereunder pursuant to the terms of the Warrant.
     (iv) On any Redemption Date, all accrued and unpaid Regular Dividends and any declared and unpaid Additional Dividends on such shares as are to be redeemed on such Redemption Date shall, with respect to the Regular Dividends, be declared, and with respect to both the Regular Dividends and the Additional Dividends, be paid as dividends immediately prior to redemption. If on such Redemption Date there is no then effective Debt Restriction, the Company shall pay all such accrued and unpaid Regular Dividends and any unpaid Additional Dividends to the holder of record as of the close of business on the business day prior to such Redemption Date in full and in cash. If on such Redemption Date a Debt Restriction exists, the Company shall pay to such holder all accrued and unpaid Regular Dividends and Additional Dividends, to the extent permitted by the Debt Restriction, in cash, and shall pay the remaining accrued but unpaid Regular Dividends and any unpaid Additional Dividends in shares of Common Stock (which shall be valued pursuant to Section 5(f) below).

Notwithstanding the foregoing or any other provision of this Certificate of Designation, the declaration and payment of all dividends in cash or in shares of Common Stock shall be subject to the provisions of Delaware General Corporation Law governing dividends in respect of capital stock.
     (v) On any Redemption Date, the Company shall pay the Redemption Price for each share of Series B Cumulative Preferred Stock being redeemed and immediately after the Redemption Price is paid in full and all Regular Dividends and Additional Dividends have been paid in full pursuant to Section 5(d)(iv) all rights of the holder of each such share shall cease, and each such share shall no longer be outstanding. Any shares of Series B Cumulative Preferred Stock which are redeemed or otherwise acquired by the Company shall be canceled and shall not be reissued, sold or transferred.
     (vi) In the event fewer than all of the shares of Series B Cumulative Preferred Stock represented by an issued share certificate are redeemed upon a Redemption Date, and assuming proper delivery of such share certificate to the Company, the Company shall in a reasonably prompt manner issue a new certificate to such holder evidencing the remaining number of shares of Series B Cumulative Preferred Stock that were not redeemed on such Redemption Date.
     (e) Certain Definitions.
     (i) An “Affiliate” means any Person which, directly or indirectly, controls, is controlled by or is under common control with another Person; and, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”) means the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of shares or other economic interests, the holding of voting rights or contractual rights or otherwise.
     (ii) A “Qualified Public Offering” shall mean the consummation of a public offering of the Company’s Common Stock with gross proceeds of at least $100 million in the aggregate.
     (iii) A “Change of Control” shall mean any sale of the Company or a transaction or series of related transactions (including but not limited to a merger or reorganization) which results in holders of the Company’s capital stock outstanding immediately prior to such transaction or series of related transactions owning less than 50% of the securities of the surviving entity having the power to elect directors in the ordinary course of business, or a sale of all or substantially all the assets of the Company.
     (f) Any share of Common Stock issuable in payment of Regular Dividends or Additional Dividends on a share of Series B Cumulative Preferred Stock pursuant to Section 5(d)(iv) or upon exercise of a Warrant associated with any share of Series B Cumulative Preferred Stock shall be valued as follows:

     (i) If issued in connection with a redemption pursuant to Section 5(a)(i), at the gross price per share of Common Stock of the Company sold in such Qualified Public Offering (without deduction for underwriting or other discounts or expenses).
     (ii) If issued in connection with a redemption pursuant to Section 5(b)(ii) or Section 5(c)(ii), at the price per share of Common Stock of the Company that is stated or implicit (as determined in good faith by a majority of the Board of Directors of the Company) in the transaction or transactions resulting in such Change of Control.
     (iii) If issued in connection with a redemption pursuant to Section 5(a)(ii), Section 5(b)(i) or Section 5(c)(i) and if the Redemption Date of such redemption is after a Non Qualified IPO, at the price equal to the average closing price of the shares of the Common Stock during the period of twenty trading days ending five days prior to the Redemption Date of such redemption; provided, that with respect to a redemption pursuant to Section 5(a)(ii), the Company shall obtain and deliver to each holder of shares of Series B Cumulative Preferred Stock within 90 days prior to the Redemption Date a fair market valuation of the shares of the Company’s Common Stock then outstanding from a non-Affiliate third party investment bank (a “Common Stock Valuation”). The non-Affiliate third party investment bank shall be chosen by the Company but shall be subject to the approval of holders of a majority of the then outstanding shares of Series B Cumulative Preferred Stock, such approval not to be unreasonably withheld. Each holder of shares of Series B Cumulative Preferred Stock shall have the choice of whether to direct the Company to use the Common Stock Valuation or the valuation determined according to the mechanics before the proviso above in valuing the Common Stock issuable as dividends in respect of that holder’s shares of Series B Cumulative Preferred Stock and issuable upon exercise of the associated Warrants for the purposes set forth above.
     (iv) If issued in connection with a redemption pursuant to Section 5(a)(ii), Section 5(b)(i) or Section 5(c)(i) and if the Redemption Date of such redemption is prior to the completion of a Non Qualified IPO, at the price established in the last private placement of shares of Common Stock completed by the Company prior to the date of such redemption and exercise, so long as such private placement generated aggregate gross proceeds of $5,000,000 or more from one or more purchasers that were not Affiliates (as defined in Section 5(e)(i)) of the Company immediately prior to such private placement; provided, that with respect to a redemption pursuant to Section 5(a)(ii), the Company shall obtain and deliver to each holder of shares of Series B Cumulative Preferred Stock within 90 days prior to the Redemption Date a Common Stock Valuation. The non-Affiliate third party investment bank shall be chosen by the Company but shall be subject to the approval by holders of a majority of the then outstanding shares of Series B Cumulative Preferred Stock, such approval not to be unreasonably withheld. Each holder of shares of Series B Cumulative Preferred Stock shall have the choice of whether to direct the Company to use the Common Stock Valuation or the valuation determined according to the mechanics before the proviso above in valuing the Common Stock issuable as dividends in respect of that holder’s shares of Series B Cumulative Preferred Stock and issuable upon exercise of the associated Warrants for the purposes set forth above.
     (v) If issued in connection with a redemption pursuant to Section 5(c)(iii), at the fair market value per share of Common Stock of the Company as of the Redemption Date, as determined by an Independent Appraiser selected by a special committee of the Board of Directors (“Special Committee”) consisting of two directors appointed by the Required Backstop Parties (as defined in Appendix A hereto) and two directors appointed by the Majority Preferred Holders (as defined in Appendix A hereto). The determination of such Independent Appraiser shall be final for all purposes of such redemption pursuant to Section 5(c)(iii); provided, however, that if the Special Committee is unable to agree on an Independent Appraiser within 30 days, the fair market value per share of Common Stock of the Company as of the Redemption Date shall be the average of the fair market value, as determined by (i) an Independent Appraiser selected by the Special Committee directors appointed by the Backstop Parties Group (as defined in Appendix A hereto) on the one hand (the “Backstop Appraiser”) and (ii) an Independent Appraiser selected by the Special Committee directors appointed by the Majority Preferred Holders on the other hand (the “Preferred Appraiser”), unless the appraisals conducted by the Backstop Appraiser and the Preferred Appraiser differ by more than 15%, in which case, the fair market value shall be determined by a third independent Appraiser selected by agreement of Backstop Appraiser and the Preferred Appraiser. The expenses of the foregoing Independent Appraisers shall be paid by the Company. “Independent Appraiser” means a nationally recognized investment banking firm or other nationally recognized firm that is regularly engaged in the business of appraising Equity Interests (as defined in Appendix A hereto) or assets of entities as going concerns, and which is not affiliated with the Company, any of its subsidiaries, or any Related Party.
     (g) Prohibition on Redemptions; Partial Redemptions. Notwithstanding anything to the contrary in this Certificate of Designation or the Series A Certificate of Designation, if, and only if, following the redemption of all shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock (A) the number of shares of the Company’s authorized but unissued Common Stock which have not been reserved for issuance upon exercise of the Sub Debt Warrants and 2007 TRC Lender Warrants (as defined in Appendix A hereto) and that are otherwise available to be issued upon exercise of (I) all of the Warrants (as defined above) and (II) all of the warrants (the “Series A Warrants”) to purchase the Company’s Common Stock issued in conjunction with the sale of the Company’s Series A Cumulative Preferred Stock (such number of shares of the Company’s Common Stock, the “Available Shares”), would be less than (B) the sum of (I) the number of shares of the Company’s Common Stock issuable upon exercise in full of the Warrants (such number of shares of the Company’s Common Stock, the “Total Series B Shares”) and (II) the number of shares of the Company’s Common Stock issuable upon exercise in full of the Series A Warrants (such number of shares of the Company’s Common Stock, the “Total Series A Shares” and, together with the Total Series B Shares, the “Total Necessary Shares”) (such shortfall, a “Common Stock Shortfall”), then:
     (i) the Company shall provide written notice of such Common Stock Shortfall to each holder of Series A Cumulative Preferred Stock and each holder of Series B Cumulative Preferred Stock, which notice shall set forth a calculation of (x) the number of Total Series A Shares, (y) the number of Total Series B Shares, and (z) the number of Available Shares; and
     (ii) none of the outstanding shares of Series A Cumulative Preferred Stock or Series B Cumulative Preferred Stock shall be redeemed during the continuance of a Common Stock Shortfall; provided, however, that if holders of a majority of the then outstanding shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock, voting together as a single class, consent in writing to a partial redemption, then the Company shall effect a partial redemption of the outstanding shares of Series A Cumulative Preferred Stock and Series B Cumulative Preferred Stock in accordance with the applicable provisions of this Section 5, Section 5 of the Series A Certificate of Designation and the following:
     a) the aggregate number of shares of Series A Cumulative Preferred Stock that shall be redeemed pursuant to this proviso shall be calculated as follows: (1) first, the “Series A Portion” shall equal (x) a fraction, the numerator of which is the Total Series A Shares and the denominator of which is the Total Necessary Shares multiplied by (y) the number of Available Shares; and (2) second, the number of shares of Series A Cumulative Preferred Stock to be redeemed shall equal the number of shares of Series A Cumulative Preferred Stock which, if redeemed and the associated Warrants were exercised in full (taking account of all shares of the Company’s Common Stock issuable pursuant to Section 5(d)(iv)), would result in the issuance of a number of shares of the Company’s Common Stock equal to the Series A Portion;
     b) the aggregate number of shares of Series B Cumulative Preferred Stock that shall be redeemed pursuant to this proviso shall be calculated as follows: (1) first, the “Series B Portion” shall equal (x) a fraction, the numerator of which is the Total Series B Shares and the denominator of which is the Total Necessary Shares multiplied by (y) the number of Available Shares; and (2) second, the number of shares of Series B Cumulative Preferred Stock to be redeemed shall equal the number of shares of Series B Cumulative Preferred Stock which, if redeemed and the associated Series B Warrants were exercised in full (taking account of all shares of the Company’s Common Stock issuable pursuant to Section 5(d)(iv) of the Series B Certificate of Designation), would result in the issuance of a number of shares of the Company’s Common Stock equal to the Series B Portion;

     c) redemptions of Series A Cumulative Preferred Stock shall be made on a pro rata basis among all holders thereof in proportion to the number of shares of Series A Cumulative Preferred Stock held by each such holder; and
     d) redemptions of Series B Cumulative Preferred Stock shall be made on a pro rata basis among all holders thereof in proportion to the number of shares of Series B Cumulative Preferred Stock held by each such holder.

Appendix A
     “2006 TRC Credit Agreement” means that certain Credit Agreement, dated as of November 24, 2006, by and among the Company, the subsidiary guarantors named therein, the lenders party thereto and Credit Suisse, Toronto Branch as Agent, as amended by that certain Amendment and Waiver No. I on the date hereof (as may be further amended, modified, supplemented, restated, refinanced, restructured or replaced, including a replacement with a new agent and new lenders, from time to time).
     “2006 TRC Facility” means the senior credit facility incurred by the Company pursuant to the 2006 TRC Credit Agreement or any refinancing or replacement thereof established from time to time.
     “2007 TRC Lender Warrants” means the warrants issued in connection with Amendment and Waiver No. 1 to the 2006 TRC Credit Agreement.
     “Amended and Restated Subordination Agreement (Intercompany)” means that certain Amended and Restated Subordination Agreement dated as of the date hereof among Credit Suisse, Toronto Branch, as agent under the Second Lien Credit Agreement, Credit Suisse, Toronto Branch as agent under the 2006 TRC Credit Agreement, Wells Fargo Bank, N.A., as agent under the TRC Subordinated Loan Agreement, the Company and TEC, as amended, modified or replaced.
     “Attributable Debt” means, in respect of any lease (whether characterized as an operating lease under GAAP or not) entered into by a Person or a Subsidiary thereof as lessee, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the lease payments of the lessee, including all rent and payments to be made by the lessee in connection with the return of the leased property, during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) but excluding for certainty, (a) amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges and (b) amounts payable by the lessee in connection with the exercise of any end-of-term purchase option, early buyout option, voluntary termination option or any similar amounts payable at the election of the lessee.
     “Backstop Parties Group” has the meaning set forth in the Stockholders Agreement.
     “Commodity Agreement” means any agreement for the making or taking of delivery of any commodity (including, without limitation, Petroleum Substances), any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into by the Company or a Subsidiary where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity, but shall not include any agreement for the physical sale of Petroleum Substances by the Company or a Subsidiary entered into in the ordinary course of business unless either (i) such agreement is with a bank, investment bank, securities dealer, insurance company, trust company, pension fund, institutional investor or any other financial institution or

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any affiliate of any of the foregoing, or (ii) such agreement is entered into for hedging purposes or otherwise for the purpose of eliminating or reducing the financial risk or exposure of the Company or a Subsidiary to fluctuations in the prices of Petroleum Substances (and, for certainty, any such agreement referred to in (i) or (ii) of this definition shall constitute a “Commodity Agreement” for all purposes hereof).
     “Consolidated” refers to the consolidation of accounts in accordance with GAAP.
     “Currency Hedging Agreement” means any currency swap agreement, cross currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the Company or a-Subsidiary where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon the currency exchange rates or fluctuations in currency exchange rates as in effect from time to time.
     “Debt” means, with respect to the Company, all obligations, liabilities and indebtedness of the Company and its Subsidiaries which would, in accordance with generally accepted accounting principles, be classified upon a consolidated balance sheet of the Company as liabilities of the Company and its Subsidiaries and, whether or not so classified, shall include (without duplication):
     (a) indebtedness of the Company and its Subsidiaries for borrowed money;
     (b) obligations of the Company and its Subsidiaries arising pursuant or in relation to: (i) bankers’ acceptances (including payment and reimbursement obligations in respect thereof), or (ii) letters of credit and letters or guarantee supporting obligations which would otherwise constitute Debt within the meaning of this definition or indemnities issued in connection therewith;
     (c) obligations of the Company and its Subsidiaries with respect to drawings under all other letters of credit and letters of guarantee;
     (d) obligations of the Company and its Subsidiaries under guarantees, indemnities, assurances, legally binding comfort letters or other contingent obligations relating to the indebtedness or other obligations of any other Person which would otherwise constitute Debt within the meaning of this definition and all Financial Assistance including endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business);
     (e) (i) all indebtedness of the Company and its Subsidiaries representing the deferred purchase price of any property to the extent that such indebtedness is or remains unpaid after the expiry of the customary time period for payment, provided, however, that such time period shall in no event exceed 90 days, and (ii) all obligations of the Company and its Subsidiaries created or arising under any: (A) conditional sales agreement or other title retention agreement or (B) capital lease;

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     (f) all Attributable Debt of the Company and its Subsidiaries other than in respect of (i) leases of office space or (ii) operating leases, in each case entered into in the ordinary course of business;
     (g) Prepaid Obligations of the Company and its Subsidiaries;
     (h) all other long-term obligations (including the current portion thereof) upon which interest charges are customarily paid prior to default by the Company;
     (i) all indebtedness of other Persons secured by a security interest on any asset of the Company and its Subsidiaries, whether or not such indebtedness is assumed thereby; provided that the amount of such indebtedness shall be the lesser of (i) the fair market value of such asset at such date of determination, and (ii) the amount of such indebtedness, and such indebtedness shall only be Debt to the extent recorded as a liability in accordance with GAAP; and
     (j) Financial Instrument Obligations;
but shall exclude each of the following, determined (as required) in accordance with GAAP:
     (a) accounts payable to trade creditors and accrued liabilities incurred in the ordinary course of business;
     (b) taxes payable and future taxes;
     (c) dividends or other equity distributions payable;
     (d) accrued interest not yet due and payable;
     (e) liabilities in respect of deferred reclamation costs, allowances for dismantlement and site restoration and other deferred credits and liabilities;
     (f) TRC Subordinated Loans;
     (g) preferred equity in the capital of the Company, whether existing as of the date hereof or thereafter issued (including accrued but unpaid dividends or other forms of return) which in accordance with GAAP would be classified as debt; and
     (h) obligations that arise in connection with employee incentive programs in an aggregate amount not to exceed $5,000,000 at any one time.
     “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the

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purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
     “Financial Assistance” means, with respect to any Person and without duplication, any loan, guarantee, indemnity, assurance, acceptance, extension of credit, loan purchase, share purchase, equity or capital contribution, investment or other form of direct or indirect financial assistance or support of any other Person or any obligation (contingent or otherwise) intended to enable another Person to incur or pay any Debt or to comply with agreements relating thereto or otherwise to assure or protect creditors of the other Person against loss in respect of Debt of the other Person and includes any guarantee of or indemnity in respect of the Debt of the other Person and any absolute or contingent obligation to (directly or indirectly):
     (a) advance or supply funds for the payment or purchase of any Debt of any other Person;
     (b) guarantee, indemnify, hold harmless or otherwise become liable to any creditor of any other Person from or against any losses, liabilities or damages in respect of Debt; and
     (c) make an advance, loan or other extension of credit to or to make any subscription for equity, equity or capital contribution, or investment in for the purpose of maintaining the capital, working capital, solvency or general financial condition of another Person.
     The amount of any Financial Assistance is the amount of any loan or direct or indirect financial assistance or support, without duplication, given, or all Debt of the obligor to which the Financial Assistance relates, unless the Financial Assistance is limited to a determinable amount, in which case the amount of the Financial Assistance is the determinable amount.
     “Financial Instrument” means any Interest Hedging Agreement, Currency Hedging Agreement or Commodity Agreement.
     “Financial Instrument Obligation “ means any obligations arising under Financial Instruments entered into by the Company or a Subsidiary, to the extent of the net amount due or accruing, due by the Company or Subsidiary thereunder (determined by marking to market the same in accordance with their terms).
     “First Lien Cap Amount” means (i) the greater of US$40,000,000 and Cdn $50,000,000 or (ii) if the 2006 TRC Credit Agreement is then in effect, such lesser amount as shall equal the “First Lien Cap Amount” as defined in the 2006 TRC Credit Agreement.
     “First Lien Credit Agreement” means that certain Credit Agreement dated as of July 8, 2004 with The Toronto-Dominion Bank as agent of the lenders, the lenders party thereto and TD Securities (USA) LLC as lead arranger and book manager, as amended and restated by that

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Credit Agreement dated as of December 16, 2005, as amended by the Amending Agreement dated as of April 13, 2006, as amended by the Second Amending Agreement dated as of April 26, 2006, as amended by the Third Amending Agreement dated as of October 17, 2006, as amended by the Fourth Amending Agreement dated as of November 9, 2006, as amended by the Fifth Amending Agreement dated as of November 23, 2006, as amended by the Sixth Amending Agreement dated as of April 25, 2007, and as amended by the First Lien Amendment dated as of the date hereof (as may be further amended, modified, supplemented, restated, refinanced, restructured or replaced, including a replacement with a new agent and new lenders, from time to time).
     “First Lien Facility” means the senior secured first lien revolving credit facility incurred by TEC pursuant to the First Lien Credit Agreement or any refinancing or replacement thereof established from time to time in accordance with the provisions of the Intercreditor Agreement, including a “Refinancing”, as defined in the Intercreditor Agreement.
     “GAAP” means generally accepted accounting principles.
     “Intercreditor Agreement” means the Intercreditor Agreement dated as of April 26, 2005 by and between the agent under the First Lien Credit Agreement, the agent under the Second Lien Credit Agreement and the Company, as amended by First Amendment dated as of December 16, 2005, Second Amendment dated as of April 25, 2006, Third Amendment dated as of October 12, 2006, and Fourth Amendment dated as of the date hereof, and as further amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.
     “Interest Hedging Agreement” means any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into by the Company or a Subsidiary where the subject matter of the same is interest rates or the price, value or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt).
     “Majority Preferred Holders” has the meaning set forth in the Stockholders Agreement. “Material Subsidiary” means any Subsidiary of the Company which:
     (a) has Consolidated assets equal to or greater than 5.0% of the consolidated assets of the Company;
     (b) has consolidated net income equal to or greater than 5.0% of the net income of the Company determined on a consolidated basis;
     (c) owns or holds, directly or indirectly (whether through the ownership of or investments in other Subsidiaries or otherwise) any ownership interest in any proved reserves of Petroleum Substances which are included for purposes of the determination of the Borrowing Base (as defined in the First Lien Credit Agreement in effect as the date hereof); or

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     (d) is designated as a Designated Material Subsidiary, as such term is defined under Section 6.01 of the TRC Subordinated Credit Agreement.
     “P&NG Rights” means all of the right, title, estate and interest, whether contingent or absolute, legal or beneficial, present or future, vested or not, and whether or not an “interest in land”, of the Company and its Subsidiaries in and to any of the following, by whatever name the same are known:
     (a) rights to explore for, drill for and produce, take, save or market Petroleum Substances;
     (b) rights to a share of the production of Petroleum Substances;
     (c) rights to a share of the proceeds of, or to receive payments calculated by reference to the quantity or value f, the production of Petroleum Substances;
     (d) rights to acquire any of the rights described in subparagraphs (a) through (c) of this definition;
     (e) interests in any rights described in subparagraphs (a) through (d) of this definition; and
     (f) all extensions, renewals, replacements or amendments of or to the foregoing items described in subparagraphs (a) through (e) of this definition;
and including, without limitation, interests and rights known as working interests, royalty interests, overriding royalty interests, gross overriding royalty interests, production payments, profits interests, net profits interests, revenue interests, net revenue interests, economic interests and other interests and fractional or undivided interests in any of, the foregoing and freehold, leasehold or other interests.
     “Permitted Debt” means:
     (a) obligations relating to the TRC Subordinated Credit Facility, the associated aggregate principal amount of which shall not exceed C $120,000,000, plus the amount of interest paid in kind on such obligations less any principal amount thereof prepaid with net cash proceeds from any sale, transfer or other disposition of assets;
     (b) obligations relating to the 2006 TRC Credit Facility, the associated aggregate principal amount of which shall not exceed the sum of $270,000,000 plus the amount of interest paid in kind on such obligations, less any principal amount thereof prepaid;
     (c) obligations relating to the First Lien Facility, the associated aggregate principal amount of which shall not exceed the First Lien Cap Amount; provided that any obligations under the First Lien Facility in excess of C $10,000,000 may only be incurred in connection with and for the sole purpose of providing support for Permitted Hedging and shall require the approval of the Preferred Directors;

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     (d) obligations relating to the Second Lien Facility, the associated aggregate principal amount of which shall not exceed the Second Lien Cap Amount, less any principal amount thereof prepaid with net cash proceeds from any sale, transfer or other disposition of assets;
     (e) TRC Subordinated Loans, provided that such Debt remains subordinated to the obligations pursuant to the Amended and Restated Subordination Agreement (Intercompany) and remains subject to the Amended and Restated Subordination Agreement (Intercompany);
     (f) Financial Instrument Obligations under and pursuant to Permitted Hedging;
     (g) any Debt or obligations associated therewith owing by a Subsidiary to another Subsidiary or to the Company, by a Subsidiary to a Material Subsidiary which is a Wholly-Owned Subsidiary and by the Company or TEC to a Material Subsidiary which is a Wholly-Owned Subsidiary;
     (h) Attributable Debt of the Company or any Subsidiary arising in connection with capital leases, provided that the aggregate outstanding principal amount of such Attributable Debt shall not exceed C $10,000,000 at any one time; and (ii) Attributable Debt of the Company or any Subsidiary arising in connection with operating leases entered into in the ordinary course of business;
     (i) Purchase Money Obligations of the Company or any Subsidiary, provided that the aggregate outstanding principal amount of such Purchase Money Obligations of the Company or any Subsidiary shall not exceed C $5,000,000 at any one time;
     (j) Debt incurred by the Company or any Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of the Company or a Subsidiary pursuant to such agreements, in connection with acquisitions, investments or dispositions permitted hereunder;
     (k) Debt consisting of Financial Assistance, which underlying debt is permitted under the definition of Permitted Debt; and
     (l) Debt of the Company and its Subsidiaries which is not otherwise Permitted Debt; provided that the principal amount of such Debt does not, in the aggregate at any time, exceed C $10,000,000.
     “Permitted Dispositions” means:
     (a) sales, leases, transfers and other dispositions of assets (including, without limitation, any volume metric production payment, farm out or sale lease back) where the aggregate net proceeds received by the Company and its Subsidiaries do not exceed, in the aggregate, C $100,000,000 in any consecutive eighteen (18) month period;

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     (b) a sale or disposition of P&NG Rights (and related tangibles) resulting from any pooling or unitization entered into in the ordinary course of business and in accordance with sound industry practice when, in the reasonable judgment of the Company, it is necessary to do so in order to facilitate the orderly exploration, development or operation of such P&NG Rights;
     (c) a sale or disposition by the Company or any of its Subsidiaries in the ordinary course of business and in accordance with sound industry practice of tangible Personal property that is obsolete, no longer useful for its intended purpose or being replaced in the ordinary course of business; -
     (d) a sale or disposition of assets (including shares or ownership interests) by a Subsidiary to the Company or any other Material Subsidiary which is a Wholly-Owned Subsidiary and by the Company to a Material Subsidiary which is a Wholly-Owned Subsidiary;
     (e) any transfers of assets upon a dissolution of a Subsidiary into the Company or a Wholly-Owned Subsidiary of the Company; and
     (f) any sale or disposition of Petroleum Substances in the ordinary course of business.
     “Permitted Hedging” means Financial Instruments which are entered into in the ordinary course of business and for hedging purposes and not for speculative purposes (determined, where relevant, by reference to GAAP); provided that at all times: (a) no such contract requires the Company or its Subsidiaries to put up money, assets or other security (excluding unsecured letters of credit and, to the extent expressly permitted under the Second Lien Credit Agreement, Collateral (as defined in the Second Lien Credit Agreement) under the Collateral Documents (as defined in the Second Lien Credit Agreement) or collateral under the First Lien Credit Agreement) against the event of its nonperformance prior to actual default by the Company or its Subsidiaries in performing its obligations thereunder and (b) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who at the time the contract is made is rated at least A- by Standard and Poor’s Rating Group or A3 by Moody’s Investor Services, Inc.
     “Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
     “Petroleum Substances” means any one or more of crude oil, crude bitumen, synthetic crude oil, petroleum, natural gas, natural gas liquids, related hydrocarbons and any and all other substances, whether liquid, solid or gaseous, whether hydrocarbons or not, produced or producible in association with any of the foregoing, including hydrogen sulphide and sulphur.
     “Preferred Directors” has the meaning set forth in the Stockholders Agreement.
     “Prepaid Obligations” means “take-or-pay”, forward sale, prepaid or similar liabilities of a Person whereby such Person is obligated to settle, at some future date, an obligation in respect

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of Petroleum Substances, whether by deliveries (accelerated or otherwise) of Petroleum Substances, the payment of money or otherwise however, including the transfer of any Petroleum Substances, whether in place or when produced, for a period of time until, or of an amount such that, the lender or purchaser will realize therefrom a specified amount of money (however determined, including by reference to interest rates or other factors which may not be fixed) or a specified amount of such products or any interest in property of the character commonly referred to as a “production payment” and all such obligations for which such Person is liable without having received and retained a payment therefor or having assumed such obligation.
     “Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals or refundings of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal or refunding is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon and the proceeds thereof.
     “Related Party” means any Person which is any one or more of the following: (a) an Affiliate of the Company or any Subsidiary thereof; (b) a shareholder or partner of the Company, TEC or any Subsidiary which, together with all Affiliates of such Person, owns or controls, directly or indirectly, more than 10% of the shares, capital or other ownership interests (however designated) of any of the foregoing, or an Affiliate of any such shareholder or partner; (c) a member of the Backstop Parties Group or an Affiliate of any such member; and (d) an officer or director of the Company, TEC or any Subsidiary which, together with all Affiliates of such Person, has the power to vote, directly or indirectly more than 10% of the Voting Interests of any of the foregoing.
     “Required Backstop Parties” has the meaning set forth in the Stockholders Agreement.
     “Second Lien Cap Amount” means $500,000,000; provided, that, if the Company delivers a Second Lien Incremental Borrowing Notice (as such term is defined in the 2006 TRC Credit   .Agreement) in accordance with the TRC Subordinated Loan Agreement, the Second Lien Cap Amount will increase dollar for dollar up to $550,000,000 by the principal amount of incremental obligations incurred under the Second Lien Facility during the Second Lien Special Interest Period (as such term is defined in the TRC Subordinated Loan Agreement), plus the incremental principal amounts arising from payment-in-kind of interest on each such incremental obligation under the Second Lien Facility (including the incremental principal amounts arising out of such payment-in-kind) accrued during the period of twelve months from the date each such incremental obligation under the Second Lien Facility is incurred.
     “Second Lien Credit Agreement” mean that Amended and Restated Credit Agreement dated as of April 25, 2006 among TEC, the guarantors party thereto, the lenders defined therein and Credit Suisse, Toronto Branch as administrative agent and collateral agent, as amended by Amendment No. 1 dated as of October 12, 2006, as further amended by Amendment No. 2 dated as of April 12, 2007 and as amended by Amendment No. 3 (as may be further amended,

9

modified, supplemented, restated, refinanced, restructured or replaced, including a replacement with a new agent and new lenders, from time to time).
     “Second Lien Facility” means the senior secured second lien credit facility incurred by TEC pursuant to the Second Lien Credit Agreement or any refinancing or replacement thereof established from time to time, which for greater certainty will include any other facility created under the Second Lien Credit Agreement to provide the Second Lien Additional Financial Support (as such term is defined in the TRC Subordinated Loan Agreement) consistent with the definition of Second Lien Cap Amount herein.
     “Series B Cumulative Preferred Stock” means the Series B Cumulative Preferred Stock of the Company, par value $0.0001 per share.
     “Stockholders Agreement” means the Fourth Amended and Restated Stockholders Agreement, effective as of August 17, 2007, by and among the Company, the stockholders of the Company, TEC, the shareholders of TEC and the members of the Backstop Parties Group, as such agreement may be amended or modified from time to time.
     “Sub Debt Warrants” means the warrants issued to the Backstop Parities Group in connection with the TRC Subordinated Loan Agreement and the warrants issued the lenders party to the 2006 TRC Credit Agreement in connection with Amendment and Waiver No. 1 thereto.
     “Subsidiary” means, with respect to any Person:
     (a) any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by such Person or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries;
     (b) any partnership of which, at the time, such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries: (i) directly; indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of limited partnerships, or is a partner or has authority to bind the partnership, in all other cases, other than a partnership created solely to hold Equity Interests in the Company or its Subsidiaries and that is not involved in the business of the Company or its Subsidiaries; or
     (c) any other Person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by such Person, or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries, provided that, unless otherwise expressly provided or the context otherwise requires, references herein to “Subsidiary” or

10

“Subsidiaries” shall be and shall be deemed to be references to Subsidiaries of the Company.
     “TEC” means Trident Exploration Corp., a Nova Scotia unlimited liability company.
     “TRC Subordinated Credit Facility” means the subordinated unsecured credit facility incurred by the Company pursuant to the TRC Subordinated Loan Agreement or any refinancing or replacement thereof established from time to time.
     “TRC Subordinated Lender” means the Company or any Subsidiary of the Company.
     “TRC Subordinated Loan Agreement” means that certain TRC Subordinated Loan Agreement dated as of the date hereof among the Company, the subsidiary guarantors named therein, the Lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent for the Lenders party thereto, as may be as amended, modified or replaced.
     “TRC Subordinated Loans” means one or more unsecured loans made by a TRC Subordinated Lender to TEC that is subject at all times to the Amended and Restated Subordination Agreement (Intercompany). .
     “Voting Interests” means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
     “Wholly Owned Subsidiary” means a Subsidiary which is also:
     (a) a corporation, all of the issued and outstanding shares in the capital of which are beneficially held by:
     (i) the Company;
     (ii) TEC;
     (iii) the Company, TEC and one or more corporations, all of the issued and outstanding shares in the capital of which are held by the Company or TEC; or
     (iv) two or more corporations, all of the issued and outstanding shares in the capital of which are held by the Company or TEC;
     (b) a corporation which is a Wholly-Owned Subsidiary of a corporation that is a Wholly-Owned Subsidiary of the Company or TEC;
     (c) a partnership, all of the partners of which are the Company, TEC and/or Wholly-Owned Subsidiaries of the Company or TEC.

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provided, that, notwithstanding the foregoing TEC shall be deemed to be a Wholly-Owned Subsidiary of the Company.

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